SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

KIMCO REALTY CORPORATION
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KIMCO REALTY CORPORATION

3333 NEW HYDE PARK ROAD
NEW HYDE PARK, NY 11042-0020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

     We cordially invite you to attend the annual stockholders’ meeting of Kimco Realty Corporation, a Maryland corporation (the “Company”). The meeting will be held on Tuesday, May 13, 2008 at 10:00 A.M. (local time), at 270 Park Avenue, 11th Floor, New York, NY 10017.

     At the annual meeting, stockholders will be asked to:

1.	Elect ten directors to serve for a term of one year and until their successors are duly elected and qualify;

2.

Approve a recommendation by the Executive Compensation Committee of the Board of Directors that the number of shares of the Company’s Common Stock, par value $0.01 per share, subject to Option under the Company’s 1998 Equity Participation Plan be increased by 5,000,000;

3.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2008; and

4.	Transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     The Board of Directors of the Company recommends that stockholders vote FOR the election of the Board of Director nominees named herein, FOR the approval of the recommendation by the Executive Compensation Committee of the Board of Directors that the shares of the Common Stock subject to Option under the Company’s 1998 Equity Participation Plan be increased by 5,000,000 shares, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2008. Please refer to the Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

     The close of business on March 17, 2008 was the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting.

     We are pleased to take advantage of the new Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this new e-proxy process will expedite stockholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our annual meeting. We sent a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) on or about April 3, 2008, and provided access to our proxy materials over the Internet, beginning on April 3, 2008, for the holders of record and beneficial owners of our common stock as of the close of business on the record date. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access and review this proxy statement and our annual report and vote online. The Notice of Internet Availability also instructs you on how you may submit your proxy over the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. We are also sending proxy materials to any stockholder who elected to receive their proxy materials by mail or e-mail in accordance with their election.

     Your proxy is important. Whether or not you plan to attend the annual meeting, please authorize your proxy by Internet, telephone, or, if you received a paper copy of the materials by mail, mark, sign, date, and return your proxy card, so that your shares will be represented at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Bruce Rubenstein
Bruce Rubenstein
Secretary
March 26, 2008

KIMCO REALTY CORPORATION

3333 NEW HYDE PARK ROAD, NEW HYDE PARK, NY 11042-0020
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PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

to be held on May 13, 2008

     This Proxy Statement is furnished to holders of record of the Common Stock, par value $0.01 per share (the “Common Stock”), of Kimco Realty Corporation, a Maryland corporation (the “Company”), in connection with the solicitation of proxies for use at the 2008 Annual Meeting of Stockholders (the “Meeting”) of the Company to be held on Tuesday, May 13, 2008, at 10:00 A.M. (local time), at 270 Park Avenue, 11th Floor, New York, NY 10017 for the purposes set forth in the Notice of Annual Meeting of Stockholders.

     This solicitation is made by the Company on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”). Costs of this solicitation will be borne by the Company. Directors, officers, employees and agents of the Company and its affiliates may also solicit proxies by telephone, telegraph, fax, e-mail or personal interview. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders. The Company will pay fees of approximately $5,500 to The Altman Group, Inc., for soliciting proxies for the Company.

     Holders of record of the Common Stock as of the close of business on the record date, March 17, 2008, are entitled to receive notice of, and to vote at, the Meeting. The outstanding Common Stock constitutes the only class of securities entitled to vote at the Meeting and each share of Common Stock entitles the holder thereof to one vote. At the close of business on March 17, 2008, there were 253,113,102 shares of Common Stock outstanding. The presence at the Meeting, in person or by proxy, of holders of a majority of such shares will constitute a quorum for the transaction of business at the Meeting.

     Stockholders can vote in person at the Meeting or by proxy. There are three ways to vote by proxy:

  By Telephone — Stockholders located in the United States can authorize their proxy by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

  By Internet — You can authorize your proxy over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

  By Mail — If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

     Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on May 12, 2008.

     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Meeting in order to vote.

     If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against all, some or none of the nominees for director and whether your shares should be voted for or against each of the other proposals. If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

     Shares represented by proxies, if such proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned form of proxy, the shares will be voted (i) FOR the election of all nominees for Director (See Proposal 1), (ii) FOR the approval of the recommendation by the Executive Compensation Committee of the Board of Directors that the shares of the Common Stock subject to Option under the Company’s 1998 Equity Participation Plan be increased by 5,000,000 shares (See Proposal 2), and (iii) FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2008 (see Proposal 3). To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before exercise (i) by filing a notice of such revocation with the Secretary of the Company, (ii) by filing a later-dated proxy with the Secretary of the Company or (iii) by voting in person at the Meeting. Dissenting stockholders will not have rights of appraisal with respect to any matter to be acted upon at the Meeting.

     Under Maryland law, shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered by the beneficial owner of the stock to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     If you intend to vote in person, you may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the Meeting. Cameras, recording devices and other electronic devices will not be permitted at the Meeting. If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Meeting, you will need to bring an account statement or other acceptable evidence of ownership of our common stock on March 17, 2008, the record date for voting. Alternatively, in order to vote, you may obtain a proxy from your bank, broker or other nominee and bring the proxy to the Meeting.

     The Securities and Exchange Commission’s rules permit us to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of our stockholders. We have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We will promptly deliver, upon written or oral request, a separate copy of the Notice or Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices, proxy statements and annual reports for your household, please contact Broadridge at the above phone number or address.

PROPOSAL 1
Election of Directors

     The Company’s Bylaws, as amended (the “Bylaws”), provide that all directors be elected at each annual meeting of stockholders. Pursuant to the Company’s charter and such Bylaws, the Board of Directors has fixed the number of directors to be elected at ten. The persons named as proxies in the accompanying form of proxy intend to vote in favor of the election of the ten nominees for director designated below to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. It is expected that each of these nominees will be able to serve, but if any such nominee is unable to serve, the proxies may vote for another person nominated by the Nominating and Corporate Governance Committee and approved by the Board of Directors or the Board may, to the extent permissible by the Bylaws, reduce the number of directors to be elected at the meeting.

Information Regarding Nominees (as of March 17, 2008)

		Present Principal Occupation or
Name	Age	Employment and Five-Year Employment History
Martin S. Kimmel(1)(2)	92

Chairman (Emeritus) of the Board of Directors of the Company since November 1991; Chairman of the Board of Directors of the Company for more than five years prior to such date. Founding member of the Company’s predecessor in 1966.

Milton Cooper	79

Chairman of the Board of Directors and Chief Executive Officer of the Company since November 1991; Director and President of the Company for more than five years prior to such date. Founding member of the Company’s predecessor in 1966.

Richard G. Dooley(1)(2)(3)(4)	78

Director of the Company since December 1991. From 1993 to 2003 consultant to, and from 1978 to 1993, Executive Vice President and Chief Investment Officer of Massachusetts Mutual Life Insurance Company.

Michael J. Flynn	72

Vice Chairman of the Board of Directors of the Company since January 1996 and, since January 1997, President and Chief Operating Officer; Director of the Company since December 1991. Chairman of the Board and President of Slattery Associates, Inc. for more than five years prior to joining the Company in 1996.

Joe Grills(1)(2)(3)	72	Director of the Company since January 1997. Chief Investment Officer for the IBM Retirement Funds from 1986 to 1993 and held various positions at IBM for more than five years prior to 1986.

David B. Henry	59

Vice Chairman of the Board of Directors of the Company since May 2001 and, since April 2001, Chief Investment Officer of the Company. Prior to joining the Company, Chief Investment Officer of G.E. Capital Real Estate since 1997 and held various positions at G.E. Capital for more than five years prior to 1997.

F. Patrick Hughes(1)(2)(3)	60

Director of the Company since October 2003. President, Hughes & Associates, LLC since October 2003. Previously served as Chief Executive Officer, President and Trustee of Mid-Atlantic Realty Trust from its formation in 1993 to 2003.

Frank Lourenso(1)(2)	67

Director of the Company since December 1991. Executive Vice President of J.P. Morgan Chase Bank (“J.P. Morgan”, and successor by merger to The Chase Manhattan Bank and Chemical Bank, N.A.) since 1990. Senior Vice President of J.P. Morgan for more than five years prior to 1990.

Richard Saltzman(1)(2)	51

Director of the Company since July 2003. President, Colony Capital LLC, (“Colony”) since May 2003. Prior to joining Colony, Managing Director and Vice Chairman of Merrill Lynch’s investment banking division and held various other positions at Merrill Lynch for more than five years prior to that time.

Philip E. Coviello	65

Nominee for Director. Partner of Latham & Watkins LLP, an international law firm, for 18 years until his retirement from that firm as of December 31, 2003. Latham & Watkins LLP provides legal services to the Company.

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(1)	Member of Executive Compensation Committee.

(2)	Member of Nominating and Corporate Governance Committee.

(3)	Member of Audit Committee.

(4)	Lead Director.

     Mr. Cooper is also a director of Getty Realty Corp. and Blue Ridge Real Estate/Big Boulder Corporation.

     Mr. Dooley is also a director of Jefferies Group, Inc.

     Mr. Flynn is also Chairman of the Board of Directors of Blue Ridge Real Estate/Big Boulder Corporation.

     Mr. Grills is also a Director Emeritus of Duke University Management Company. He also serves as a member and Chairman of the Investment Advisory Committee of the Virginia Retirement System. Mr. Grills is a member of the Association of Financial Professionals Committee on Investment of Employee Benefit Assets, its executive committee and is a former chairman of that committee.

     Mr. Henry is also a director of Health Care Property Investors, Inc. and The Retail Initiative, Inc., an affiliated company of Local Initiatives Support Corporation (LISC).

     Mr. Hughes is also a trustee of the State Retirement and Pension System of Maryland.

     Mr. Coviello is also a director of Getty Realty Corp.

     Term of Office. All directors of the Company serve terms of one year and until the election and qualification of their respective successors.

     Attendance at Board Meetings and 2007 Annual Meeting. Each of the incumbent Directors named above was in attendance at each of the four regular meetings of the Board of Directors held during 2007, which occurred on February 6, May 1, July 24 and October 23, 2007. All of the incumbent Directors of the Board were in attendance at the 2007 Annual Meeting of Stockholders held on May 17, 2007. Our Director Attendance policy is included in our Corporate Governance Guidelines, which is available through the Investor Relations/Corporate Governance/Highlights/ Governance Documents section of the Company’s website located at www.kimcorealty.com and is available in print to any stockholder who requests it.

     Stockholder Communications with Directors. Any stockholder or interested party may send communications to the Board of Directors, the non-management directors or the Lead Director by sending a letter by mail addressed to the Board of Directors or the non-management directors (or Lead Director) c/o Secretary of the Company, Kimco Realty Corporation, 3333 New Hyde Park Road, New Hyde Park, New York, 11042-0020. The Board named Richard G. Dooley as its Lead Director to review stockholder communications and present them to the entire Board or forward them to the appropriate Directors.

Director Independence

     Pursuant to the New York Stock Exchange listing standards, our Board of Directors has adopted a formal set of categorical standards of Director independence. These categorical standards specify the criteria by which the independence of our Directors will be determined, including guidelines for Directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. These categorical standards meet, and in some areas exceed, the listing standards of the New York Stock Exchange. The Board’s categorical standards are attached to this proxy statement as Appendix A.

     In accordance with these categorical standards and the listing standards of the New York Stock Exchange, the Board undertook its annual review of the independence of its Directors on February 5, 2008. During this review, the Board considered transactions and relationships between each Director or members of his immediate family and the Company. The Board also considered whether there were any transactions or relationships between Directors or members of their immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

     As a result of this review, the Board affirmatively determined that the following nominees for Director are independent of the Company and its management under the standards set forth in the categorical standards and the New York Stock Exchange listing requirements:

Martin S. Kimmel	Richard G. Dooley
Joe Grills	F. Patrick Hughes
Frank Lourenso	Richard Saltzman
Philip E. Coviello

     In making these determinations, the Board considered the relationships and transactions described under the caption “Certain Relationships and Related Transactions” beginning on page 30.

     With respect to all transactions considered by the Board, the amount involved in these transactions in each of the last three years did not approach the thresholds set forth in the categorical standards. In addition, none of the Directors’ family members served as an executive officer of the Company.

Committees of the Board of Directors

     Audit Committee. The Audit Committee currently consists of Mr. Hughes, who is chairman of the Audit Committee, Mr. Dooley and Mr. Grills, all of whom are independent directors. The Board of Directors has established the Audit Committee to (i) appoint and oversee the engagement of independent registered public accountants, (ii) review with the independent registered public accountants their plans and results of the audit engagement, (iii) approve professional services provided by the independent registered public accountants, (iv) review the independence of the independent registered public accountants, (v) consider the range of audit and non-audit fees, (vi) review the Company’s financial statements, financial reporting issues and (vii) review the adequacy of the Company’s internal accounting controls. Four meetings of the Audit Committee were held during 2007, on February 5, May 1, July 24 and October 23, 2007. In addition to the four meetings held in 2007, the Audit Committee held various telephonic meetings during 2007. In addition, the Audit Committee held a meeting on February 4, 2008 and a telephonic meeting on February 27, 2008. Each of Mr. Hughes, Mr. Dooley and Mr. Grills is an “audit committee financial expert”, as determined by the Board in accordance with Item 401(h) of Regulation S-K, and are “independent” from the Company as defined by the current listing standards of the New York Stock Exchange. The Audit Committee operates under a written charter, as amended, adopted by the Board of Directors. A copy of the Audit Committee Charter, as amended, is available through the Investor Relations/Corporate Governance/Highlights/Committee Charters section of the Company’s website located at www.kimcorealty.com and is available in print to any stockholder who requests it.

     Executive Compensation Committee. The Executive Compensation Committee currently consists of Mr. Grills, who is chairman of the Executive Compensation Committee, Mr. Kimmel, Mr. Dooley, Mr. Lourenso, Mr. Hughes and Mr. Saltzman, all of whom are independent directors. The Board of Directors has established an Executive Compensation Committee to (i) establish and maintain a competitive, fair and equitable compensation and benefits policy designed to retain personnel, to stimulate their useful and profitable efforts on behalf of the Company and to attract necessary additions to the staff with appropriate qualifications, (ii) discharge the Board’s responsibilities for compensating the Company’s executives, and (iii) administer the Company’s Equity Participation Plan (as defined herein).

     The Executive Compensation Committee also oversees (i) the competence and qualifications of senior management of the Company, (ii) the soundness of the organization structure, (iii) other related matters intended to ensure the effective management of the business and (iv) the review of the Compensation Discussion and Analysis (“CD&A”) for inclusion in the Company’s proxy statement.

     More specifically, the Executive Compensation Committee annually reviews and approves corporate goals and objectives relevant to the total direct compensation—that is, changes in base salary, bonus payments and equity awards—of the Chief Executive Officer. For other named executive officers, the Executive Compensation Committee reviews their performance against these goals and objectives, and, based on its evaluation, approves their total direct compensation. The details of the processes and procedures involved are described in the CD&A beginning on page 11.

     Four meetings of the Executive Compensation Committee were held during 2007, on February 5, May 1, July 24 and October 23, 2007. In addition, the Executive Compensation Committee held various telephonic meetings during 2007. In addition, the Executive Compensation Committee held a meeting on February 4, 2008. The Executive Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the Executive Compensation Committee Charter is available through the Investor Relations/Corporate Governance/ Highlights/Committee Charters section of the Company’s website located at www.kimcorealty.com and is available in print to any stockholder who requests it.

     Nominating and Corporate Governance Committee. The Board of Directors has established a Nominating and Corporate Governance Committee which currently consists of Mr. Dooley, who is chairman of the Nominating and Corporate Governance Committee, Mr. Kimmel, Mr. Grills, Mr. Lourenso, Mr. Hughes and Mr. Saltzman, all of whom are independent directors as defined by the rules of the New York Stock Exchange. The functions of the Nominating and Corporate Governance Committee include recommending candidates for annual election to the Board of Directors, to fill vacancies on the Board of Directors that may arise from time-to-time and senior management succession. The Nominating and Corporate Governance Committee is not limited to any specific process in identifying candidates and will consider candidates suggested by other members of the Board, as well as candidates recommended by stockholders, provided such recommendations are submitted in writing ninety days in advance of the anniversary of the preceding year’s annual meeting of stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in the Company’s proxy statement. Recommendations should be submitted to the Secretary of the Company. In addition, the Nominating and Corporate Governance Committee is authorized to retain search firms and other consultants to assist it in identifying candidates and fulfilling other duties.

     In reviewing possible Board candidates, including candidates recommended by stockholders, the Committee considers a candidate’s industry expertise, ethical standards, integrity and personal reputation and accounting and finance background. The Committee also considers other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and the evaluations of other prospective candidates. After completing this evaluation and review, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

     The Nominating and Corporate Governance Committee is also responsible for ensuring that the Company is in adherence with good corporate governance principles and is responsible for developing and implementing the Company’s (i) corporate governance guidelines that apply to all of its directors and management and (ii) code of business conduct and ethics for all of its directors and employees. The Nominating and Corporate Governance Committee is also charged with the task of ensuring the Company’s compliance with all New York Stock Exchange listing requirements. Two meetings of the Nominating and Corporate Governance Committee were held during 2007, on February 6 and October 23, 2007. In addition, the Nominating and Corporate Governance Committee held a meeting on February 4, 2008. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available through the Investor Relations/ Corporate Governance/Highlights/Committee Charters section of the Company’s website located at www.kimcorealty.com and is available in print to any stockholder who requests it.

     Attendance at Committee Meetings. Each of the Directors comprising these various Committees of the Board of Directors was in attendance at all meetings of such Committees held on the dates indicated.

     Meetings of Non-Management Directors. The Non-Management Directors meet in executive session at each regularly-scheduled Board meeting, or more frequently if necessary. “Non-Management” Directors are all those Directors who are not employees of the Company. The Non-Management Directors consist of Messrs. Kimmel, Dooley, Grills, Hughes, Lourenso and Saltzman. The Board of Directors named Richard G. Dooley as its Lead Director. In this capacity, Mr. Dooley is designated to chair executive sessions of the Company’s Non-Management Directors and to act as a liaison between management and other independent directors. Stockholders wishing to communicate with the Lead

Director or with the Non-Management Directors as a group may send a letter by mail addressed to the Lead Director c/o Secretary of the Company, Kimco Realty Corporation, 3333 New Hyde Park Road, New Hyde Park, New York, 11042-0020.

Vote Required

     Assuming the presence of a quorum, in uncontested elections of directors, such as this election, each director must be elected by a majority of the votes cast by the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting . A “majority of the votes cast” means the affirmative vote of a majority of the total votes cast “for” and “against” such nominee. In accordance with the Company’s Bylaws, for purposes of determining the outcome of the election of directors, shares represented by proxies reflecting abstentions or broker non-votes will not count as a vote cast with respect to a director’s election, therefore will have no effect on the election of directors.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information available to the Company, as of March 17, 2008, with respect to shares of its Common Stock, and Class F and Class G Preferred Stock (i) held by those persons known to the Company to be the beneficial owners (as determined under the rules of the U.S. Securities and Exchange Commission, the “SEC”) of more than 5% of such shares and (ii) held, individually and as a group, by the directors and executive officers of the Company.

		Shares Owned				Percent
Name & Address (where required)		Beneficially (#)				of Class (%)
of Beneficial Owner	Common		Class F	Class G	Common	Class F(2)	Class G(2)
Vanguard Group Inc.	17,168,337	(1)	-	-	6.8	-	-
100 Vanguard Blvd
Malvern, PA 19355

Milton Cooper	15,137,856	(3)(4)	-	-	6.0	-	-
c/o Kimco Realty Corporation
3333 New Hyde Park Rd.
New Hyde Park, NY 11042

Barclays Global Investors NA	13,673,710	(5)	-	-	5.4	-	-
45 Fresno Street
San Francisco, CA 94105

Wellington Management Co, LLP.	13,297,579	(6)	-	-	5.3	-	-
75 State Street
Boston, MA 02109

Martin S. Kimmel	8,474,643	(7)	-	-	3.3	-	-
Michael V. Pappagallo	928,576	(8)	-	-	*	-	-
David B. Henry	782,650	(9)	-	-	*	-	-
Michael J. Flynn	733,038	(10)	-	-	*	-	-
Richard G. Dooley	385,161	(11)	-	-	*	-	-
Frank Lourenso	378,317	(12)	-	-	*	-	-
Jerald Friedman	318,097	(13)	-	-	*	-	-
Joe Grills	265,991	(14)	-	-	*	-	-
Richard Saltzman	123,103	(15)	-	-	*	-	-
F. Patrick Hughes	114,460	(16)	-	-	*	-	-

All Directors and executive	28,534,012	(4)(17)	-	-	11.2	-	-
officers as a group (including
two executive officers not named
herein)

Phillip E. Coviello – Nominee for	25,534		-	7,500	*	-	*
Director
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*	Less than 1%

(1)

The Company has received a copy of Schedule 13G as filed with the SEC by Vanguard Group Inc. (“Vanguard”) reporting ownership of these shares as of December 31, 2007. As reported in said Schedule 13G, Vanguard has sole voting power with respect to 265,027 shares and has sole dispositive power for 17,168,337 shares.

(2)	Not applicable. The Company’s Class F and Class G Preferred Stock are not voting securities of the Company.

(3)

Includes 3,250,025 shares held by Mr. Cooper as trustee for the benefit of Mr. Kimmel’s son and 195,000 shares held by a foundation controlled by Mr. Cooper. Does not include 755,416 shares held by adult members of Mr. Cooper’s family, as to all of which shares Mr. Cooper disclaims beneficial ownership. Includes options or rights to acquire 1,423,128 shares of Common Stock that are exercisable within 60 days of March 17, 2008. Includes 740,000 shares held in a margin account.

(4)

Does not include 3,270,296 shares held by KC Holdings, Inc., a related, private corporation in which Mr. Cooper holds a controlling interest. See “Compensation Committee Interlocks and Insider Participation - KC Holdings”.

(5)

The Company has received a copy of Schedule 13G as filed with the SEC by Barclays Global Investors NA and its affiliates (“Barclays”) reporting ownership of these shares as of December 31, 2007. As reported in said Schedule 13G, Barclays has sole voting power with respect to 11,987,993 shares and has sole dispositive power for 13,673,710 shares.

(6)

The Company has received a copy of Schedule 13G as filed with the SEC by Wellington Management Company, LLP (“Wellington”) reporting ownership of these shares as of December 31, 2007. As reported in said Schedule 13G, Wellington has shared voting power with respect to 10,781,879 shares and has shared dispositive power for 13,297,579 shares.

(7)

Does not include 3,250,025 shares held in trust by Mr. Cooper for Mr. Kimmel’s son or 4,778,489 shares held by Mrs. Helen Kimmel, his wife, as to all of which shares Mr. Kimmel disclaims beneficial ownership. Also, does not include 1,345,824 shares held by foundations and trusts for which Mrs. Kimmel is a trustee, as to all of which shares Mr. Kimmel disclaims beneficial ownership. Includes options or rights to acquire 210,505 shares of Common Stock that are exercisable within 60 days of March 17, 2008.

(8)

Includes 320,576 shares held by Pappagallo Family Holdings LLC, a limited liability company in which Mr. Pappagallo owns a majority of the equity interest and is a co-managing member with his spouse. Includes options or rights to acquire 578,000 shares of Common Stock that are exercisable within 60 days of March 17, 2008. Includes 320,576 shares held in a margin account.

(9)

Does not include 2,418 shares owned by Mr. Henry’s children, as to all of which Mr. Henry disclaims beneficial ownership. Includes options or rights to acquire 590,000 shares of Common Stock that are exercisable within 60 days of March 17, 2008. Includes 163,108 shares held in a margin account.

(10)	Includes options or rights to acquire 156,500 shares of Common Stock that are exercisable within 60 days of March 17, 2008.
(11)	Includes options or rights to acquire 233,387 shares of Common Stock that are exercisable within 60 days of March 17, 2008.
(12)

Does not include 4,500 shares owned by Mrs. Lourenso, his wife, as to all of which shares Mr. Lourenso disclaims beneficial ownership. Includes 500 shares held by Mr. Lourenso as trustee for the benefit of his granddaughter. Includes options or rights to acquire 207,750 shares of Common Stock that are exercisable within 60 days of March 17, 2008.

(13)	Includes options or rights to acquire 265,617 shares of Common Stock that are exercisable within 60 days of March 17, 2008. Includes 50,381 shares held in a margin account.
(14)	Includes options or rights to acquire 232,991 shares of Common Stock that are exercisable within 60 days of March 17, 2008. Includes 15,000 shares held in a margin account.
(15)	Includes options or rights to acquire 123,103 shares of Common Stock that are exercisable within 60 days of March 17, 2008.
(16)	Includes options or rights to acquire 112,890 shares of Common Stock that are exercisable within 60 days of March 17, 2008.
(17)

Includes options or rights to acquire 711,741 shares of Common Stock that are exercisable within 60 days of March 17, 2008 by two executive officers who are not directors or named executive officers and includes 168,333 shares held in a margin account related to two executive officers who are not directors or named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

     We pay our named executive officers, or NEOs, using salary, bonus and equity awards. We seek to pay our NEOs in a way that encourages long-term increases in stockholder value and long-term employee retention. We also recognize that our NEO pay must compete with what comparable employers pay. For 2007, our NEOs were:

  Milton Cooper, Chairman of the Board of Directors and Chief Executive Officer;

  Michael J. Flynn, Vice Chairman of the Board of Directors, President, and Chief Operating Officer;

  David B. Henry, Vice Chairman of the Board of Directors and Chief Investment Officer;

  Michael V. Pappagallo, Executive Vice President and Chief Financial Officer; and

  Jerald Friedman, Executive Vice President.

     Our Board of Directors has an Executive Compensation Committee that administers and monitors what and how we pay our NEOs and other executives. The Committee held nine meetings in person or by phone during 2007. The Committee comprises Joe Grills (Chairman), Martin Kimmel, Richard Dooley, Richard Saltzman, Frank Lourenso and F. Patrick Hughes.

Compensation Objectives

     Philosophy. Our pay philosophy centers on four principles:

  Partnership. We view the NEOs as a team and differentiate among NEOs compensation primarily through our equity awards.

  Simplicity. We pay our NEOs a base salary, cash bonus and equity awards. We avoid complex pay structures.

  Equity. We use equity awards to motivate long-term value creation. We grant equity awards commensurate with each NEO’s responsibilities and achievements.

  Performance. We intend NEO pay to compensate for both corporate performance and individual NEO contributions to corporate performance.

     Comparison to Peers. We review how peer companies pay their executives. We do this purely for informational purposes. We do not set our NEO pay as a direct function of peer company pay. Instead, we use survey data to help confirm that our pay practices are reasonable. For this purpose, we look to REITs in the retail shopping center sector and REITs with market capitalizations comparable to ours, including the following:

Archstone-Smith Trust	Host Marriott
AvalonBay Communities, Inc.	ProLogis
Boston Properties	Public Storage
Brookfield Properties Corp.	Simon Property Group, Inc.
Developers Diversified Realty Corp.	Starwood Hotels & Resorts
Equity Residential	Vornado Realty Trust
General Growth Properties

     The Committee directed our Human Resources Department to collect and summarize peer company compensation data. In response to the Committee’s request, our Human Resources Department retained Astron Solutions, a compensation consultant. The Committee did not directly interact with or instruct Astron. Our Human Resources Department asked Astron to (1) focus on our peer group and to use data from two real estate industry compensation surveys and (2) collect data for salary, total annual pay, and total option-adjusted pay. Astron provided its analysis to our Vice President, Human Resources, who then met with the Committee to review the Astron data. The Committee used the Astron data for informational purposes and did not use the Astron data to set targets or benchmarks in making its compensation decisions. As a result, the Astron data did not form the basis of benchmarking or otherwise play a material role in the determination of our NEOs’ compensation.

Determining the Amounts and Allocation of Compensation

     The Committee determined NEO total pay by reviewing our corporate performance and applying the following qualitative factors to salary, bonus, and equity awards:

Element of
Compensation	Salary		Bonus		Equity Awards
Qualitative	•	Partnership philosophy	•	Assessment of overall	•	Long-term incentives
Factors	•	Guaranteed amounts		corporate performance	•	Recommendations of CEO
Considered		in employment	•	Individual contributions	•	Desire for meaningful
		contracts of Flynn and		to business success		retention mechanism
		Henry	•	Recommendations of	•	Historical equity award
	•	Historical salary levels		CEO		levels
			•	Historical bonus levels

     Evaluation of Individual and Corporate Performance. We do not use specific performance targets for determining corporate or individual performance. We considered the qualitative factors in “—Analysis of Each NEO’s Compensation” below in evaluating each NEO’s performance.

     In evaluating our corporate performance, the Committee reviewed occupancy levels in our portfolio, contributions from real estate investment programs and operating businesses as well as success in strengthening our results of operations, liquidity and financial position. The Committee also noted the increase in our Funds from Operations, or FFO, to $669.8 million for 2007 from $544.3 million for 2006. On a diluted per share basis, FFO increased 17.2% to $2.59 for 2007 from $2.21 for 2006.

     We calculate FFO from net income applicable to common shares, as shown on our Consolidated Statements of Income, excluding gains from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We believe that FFO is an important metric in determining the success of our business as a real estate owner and operator.

     Allocation of Compensation. We have paid Messrs. Cooper, Flynn and Henry approximately 50% of their total compensation in the form of stock options, with the remaining 50% paid in the form of base salary and cash bonus. We have paid Messrs. Pappagallo and Friedman approximately 33% of their total compensation in the form of stock options, with the remaining 67% paid in the form of base salary and cash bonus. We believe these allocations strike the appropriate balance between assured compensation and performance-based compensation.

     Tax and Accounting Considerations. The recognition or deferral of period expense in the financial statements did not factor into the allocation of compensation among base salary, bonus and equity awards. Cash salary and bonus are generally charged as an expense in the period in which the amounts are earned by the NEO. The value of equity awards are amortized ratably into expense over the vesting period, except for the value of equity awards granted to Messrs. Cooper, Friedman, and Flynn, which was expensed immediately in the period financial statements as of the grant date in accordance with FAS 123(R), which requires immediately expensing options of employees eligible for retirement.

     Section 162(m) of the Code generally places a $1 million annual limit on the amount of compensation paid to each of the Company’s named executive officers other than our Chief Financial Officer that may be deducted by the Company for federal income tax purposes unless such compensation constitutes “qualified performance-based compensation” which is based on the achievement of pre-established performance goals set by a committee of the Board of Directors pursuant to an incentive plan that has been approved by the Company’s stockholders. During 2007 the compensation paid to the NEO’s did not constitute “qualified performance-based compensation”. The Equity Participation Plan provides that certain awards made there under may, in the discretion of the plan administrator, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m).

Analysis of Each NEO’s Compensation

     Chief Executive Officer, Chief Operating Officer and Chief Investment Officer. The Committee generally seeks to compensate Messrs. Cooper, Flynn and Henry comparably. This approach reflects our philosophy that our NEOs are partners who contribute jointly to our corporate performance. Compensation of these three NEOs was based on an assessment of their contributions toward our successful corporate performance. The Committee also noted that these NEOs directed our activities in connection with the investment of $3.1 billion in new real estate during 2007.

     Messrs. Cooper, Flynn and Henry each have a base salary of $700,000. We have employment contracts with Messrs. Flynn and Henry under which each executive is guaranteed a base salary of $700,000. Mr. Cooper does not have an employment contract with us and has no guaranteed base salary. Mr. Cooper’s base salary is also $700,000 based on our NEO partnership philosophy. Messrs. Cooper and Flynn each received a cash bonus of $725,000 while Mr. Henry received a cash bonus of $900,000. In addition, in 2007 Messrs. Cooper, Flynn and Henry each received stock options to purchase 200,000 shares of our common stock. This reflects our desire to rely more on equity grants to motivate our three NEOs who have the highest level of responsibility for our corporate performance.

     For Mr. Cooper, the following qualitative performance factors were considered:

  Leadership in creating and establishing a vision for Kimco.

  Success in interfacing with major institutional investors and joint-venture partners and generating significant investment transactions.

  Motivation and mentorship of our business leaders.

     For Mr. Flynn, the following qualitative performance factors were considered:

  Contributions to our retained and increased occupancy for both our joint venture properties and properties that we own.

  Service on our Investment Committee, including judgment regarding international and United States risk management matters.

  Direction and supervision of all of our regional offices.

     For Mr. Henry, the following qualitative performance factors were considered:

  Growth of our investment portfolio in Canada, Mexico, Preferred Equity, and Kimco Select.

  Nurturing and building institutional relationships and joint ventures, including expanding our funds management business.

  Leadership in international expansion efforts in South America.

  Motivating employees and senior managers, fostering coordination and synergy between business units and emphasizing risk management efforts and accountability.

  Building relationships with investors, stockholders, analysts and rating agencies.

     Other Named Executive Officers. With respect to Messrs. Pappagallo and Friedman, the Committee considers overall contribution to our business for Messrs. Pappagallo and Friedman in a comparable manner to the other NEOs described above. The Committee also considers performance in their respective areas of responsibility. In addition, the Committee considers Mr. Cooper’s recommendations.

     Mr. Pappagallo has significant oversight responsibility for financial and accounting matters. In 2007, he received a base salary of $450,000 as required by his employment contract, a cash bonus of $625,000 and stock options to purchase 100,000 shares of our common stock.

     For Mr. Pappagallo, the following qualitative performance factors were considered:

  Enhanced strategic planning to help our NEOs identify business and operating priorities.

  Contributions to our financial systems, including a new financial and portfolio management system for our Latin American operations and efficiency gains in our vendor approval and payment process.

  Contributions to our enhanced liquidity and financial flexibility, including our $1.5 billion credit facility and issuance of $460 million in shares of our Class G Preferred Stock.

  Contributions to our operational effectiveness, including our joint venture reporting, common area maintenance billing administration and preferred equity accounting as well as enhancements to our tenant billing practices.

  Enhancing our business reporting and analysis capabilities, as well as continued success in enhancing our internal audit functions, leadership in working effectively with our external and internal auditors, heading our Sarbanes-Oxley compliance efforts and maintaining effective internal control over financial reporting.

     Mr. Friedman has primary responsibility for our real estate merchant development program. The Committee therefore weighs the performance of this program and in particular the performance of Kimco Developers, Inc., our development subsidiary, in determining his compensation. Mr. Friedman’s employment contract provides that his cash bonus will equal the lesser of 15% of the profits of Kimco Developers or $450,000, unless the Committee approves a different amount. Mr. Friedman’s bonus is paid in quarterly installments of $112,500 for the first three quarters of the year, with the balance of his bonus paid in the fourth quarter. Mr. Friedman received a base salary of $500,000 as required by his employment contract, a bonus of $550,000 and a stock option grant to purchase 75,000 shares of our common stock. In addition to his maximum guaranteed bonus of $450,000, the Committee awarded an additional discretionary award of $100,000 based on qualitative factors relating to his performance.

     For Mr. Friedman, the following qualitative performance factors were considered:

  Successful operation of the real estate merchant development program resulting in significant gains on sales of development properties.

  Successful management of over 30 development projects totaling over nine million square feet.

  Efforts in support of redevelopment projects in our portfolio and our ground-up development program in Mexico.

  Assistance and consulting with our personnel on leasing, development and redevelopment initiatives.

  Leadership and mentoring of junior executives.

Additional Compensation Considerations

     Employment Agreements. Messrs. Flynn, Henry, Friedman, and Pappagallo have signed employment agreements which determine their base salaries, bonuses, and severance and change-in-control payments as described below. Mr. Cooper does not have an employment agreement and thus has no guaranteed base salary, bonus, severance or change-in-control payments. The employment contracts for Messrs. Flynn and Friedman each expire on December 31, 2008. Mr. Pappagallo’s current employment contract has been extended through 2008. The employment contract for Mr. Henry expires on April 14, 2011.

     Base Salary. Messrs. Flynn, Henry, Pappagallo and Friedman are guaranteed base salaries in their employment contracts of $700,000, $700,000, $450,000 and $500,000, respectively. Mr. Cooper’s base salary has historically been similar to the base salaries of each of Messrs. Flynn and Henry. In determining these contractual base salaries, the Committee considered their individual qualifications and experience, scope of responsibilities, future potential, the goals and objectives established for each NEO, past performance and the practices of our peer group, without applying a quantitative formula. We did not seek a specific target within our peer group.

     Base salary increases, if any, are based upon the performance of each NEO as assessed by the Committee. No formulaic base salary increases are provided to the NEOs, and other forms of compensation are generally used to reward overall company performance or exceptional performance of a particular NEO.

     Cash Bonus. With the exception of Mr. Friedman, we do not use a formula to determine cash bonuses paid to our NEOs. In determining cash bonuses, the Committee generally looks to a particular NEO’s individual performance for a particular year, as detailed in ”—Analysis of Each NEO’s Compensation.” After consulting with Mr. Cooper and reviewing a numerical analysis prepared by our human resources department, the Committee targets bonuses that are in the range of 60% to 110% of each NEO’s base salary, making adjustments to reflect each NEO’s contributions to our business and any minimum bonuses required by employment agreements. Messrs. Henry and Flynn are guaranteed a minimum bonus of $600,000 and $625,000, respectively. Mr. Friedman’s cash bonus is calculated in accordance with the formula set forth in”—Analysis of Each NEO’s Compensation.”

     Long-Term Incentives — Equity Awards. The exercise price of stock options granted to our NEOs is 100% of the market closing price of our stock on the date of the grant. We do not time grants in connection with the release of material non-public information. Prior to the equity award cycle, the Committee develops a yearly timeline for stock option grants to our NEOs, including a proposed grant date that is the same for all NEOs. The grant date is established when the Committee approves the grant and all key terms have been determined. This timeline is determined so grants will occur sufficiently after the announcement of our second quarter results to ensure that our stock option exercise prices reflect a fully-informed market price.

     Options generally vest in 20% increments on each anniversary of the five year grant, although options granted to any employee (including our NEOs) who have turned 65 or who have at least 20 years of service with us vest immediately upon retirement, in accordance with our 1998 Equity Participation Plan. Messrs. Cooper, Flynn and Friedman are currently eligible to retire from the Company and their options vest immediately upon retirement. We do not maintain special or defined benefit pension plans for our NEOs because we believe this accelerated vesting offsets the lack of such plans. The Committee may accelerate equity vesting at its discretion.

     We determined the amounts of each NEO’s equity awards based on our Committee’s evaluation of each NEO’s contributions to our business as detailed in “—Analysis of Each NEO’s Compensation.” We did not seek a specific target within our peer group. The Committee has historically made equity awards at roughly similar levels for Messrs. Cooper, Flynn and Henry to facilitate a team environment.

     We allow our employees (including our NEOs) that receive over 10,000 stock options each year to receive up to 20% of their option grant in the form of restricted stock. As of December 31, 2007, no NEO had made an election to receive a portion of the option grant in the form of restricted stock. We calculate the amount of restricted stock to be received based on the fair value of the options and the restricted stock. Restricted stock awards vest completely after five years, with no interim vesting periods, which encourages recipients of restricted stock to plan for the long-term. If an employee receiving restricted stock is terminated for any reason prior to vesting, he would not receive the underlying stock. Prior to vesting, recipients of this restricted stock may vote the shares and also receive dividends.

     Defined Contribution Plans. We maintain a 401(k) retirement plan to cover substantially all of our employees, including our NEOs. Kimco currently makes matching contributions to each employee’s 401(k) plan up to the lesser of five percent of the participant’s annual salary or $8,500. Plan participants may withdraw from their 401(k) account upon termination of employment, if they take a distribution as provided under the hardship provisions of the Plan, or if they take a distribution under the age of 59½ or in accordance with the Required Minimum Distribution provisions. Employees, including our NEO’s, may also take loans from their 401(k) accounts subject to the terms and conditions of the plan. We do not maintain other retirement plans for our NEOs or employees.

     Post-Termination Compensation and Benefits; Severance Arrangements. Each of the NEOs (other than Mr. Cooper, who has no employment agreement) is entitled only to such severance and post-termination payments specified in their respective employment agreements. Each employment agreement is individually negotiated.

     The structure of the terms and payout levels under these employment agreements generally entitle each executive to continuing payments equal, in the aggregate, to his base salary for the greater of the balance of the term of the agreement or one year. We pay severance benefits over the longer of the remaining term of the applicable agreement or one year. The severance and post-termination arrangements with the Company’s executives did not affect the decisions made regarding the other elements of compensation of the Company’s executives in 2007.

     We do not pay any severance benefits in the event a NEO is terminated for cause. If Messrs. Flynn, Henry, Friedman and Pappagallo are terminated without cause, they would receive severance in an amount equal to their base salary and bonus for the remaining term of the applicable employment agreement or one year, whichever amount is greater, in accordance with our standard payroll practices. All unvested stock options would become 100% vested as of the date of termination and the terminated executive would continue to receive any benefits previously paid for by us. Messrs. Flynn, Henry, and Friedman are required to sign a separation agreement and general release to receive these severance payments and benefits if they are terminated without cause.

     In these agreements, “cause” means: (i) a finding by the Board that the NEO has harmed us through an act of dishonesty in the performance of his duties, (ii) conviction of a felony, (iii) failure to perform his material duties (other than a failure due to disability) after the Company provides written notice specifying the failure and a reasonable opportunity to cure, (iv) fraud or embezzlement, (v) gross misconduct or gross negligence in connection with our business which has a substantial adverse effect on us or (vi) violation of any of our policies prohibiting harassment or discrimination in the workplace.

     Each employment agreement provides that we would pay limited amounts to Messrs. Flynn, Henry, Friedman and Pappagallo if they are terminated due to death or disability. In such event, all of their stock options will immediately vest and become fully exercisable, and each NEO (or his beneficiary) would continue to receive his base pay for six months.

     Change-in-Control. We align our executives’ interests with the interests of stockholders to ensure that our executives would vigorously pursue all transactions that are in the long-term interests of stockholders. If any of Messrs. Flynn, Henry, Friedman or Pappagallo is terminated without cause following a “change-in-control” or resigns within 60 days following a “change-in-control,” he would be entitled to a lump sum payment equal to the lesser of: (i) his base salary and bonus for the remaining term of his employment agreement, or (ii) the greatest payment which, in combination with all other payments to which he would be entitled, would not constitute an “excess parachute payment” as such term is defined in Section 280G of the Internal Revenue Code. We cap change-in-control benefits so that no adverse tax consequences will be imposed on us under Section 280G of the Internal Revenue Code. We would pay for the terminated NEO’s benefits and his unvested stock options would automatically vest.

     “Change-in-control” is defined as (i) a sale of all or substantially all of our assets to a non-affiliate of Kimco or an entity in which our stockholders immediately prior to the transaction do not control more than 50% of the voting power immediately following the transaction, (ii) a sale of our voting stock that results in more than 50% of our voting stock being held by one person or group or (iii) a merger or consolidation of Kimco into another entity in which our stockholders immediately prior to the transaction do not control more than 50% of the voting power immediately following the transaction.

     Perquisites. We do not treat our NEOs materially different from our other employees. We provide the following modest perquisites to our NEOs:

  Company cars. We provide each of the NEOs except Mr. Friedman with the use of a car and driver to travel for Kimco business. Each such NEO may use the car without a driver for personal use. Other employees may use these cars for Kimco business when they are not in use by the NEOs. Mr. Friedman receives a car allowance pursuant to his employment contract.

  Life insurance. We pay premiums on a group term life insurance policy for each NEO except Mr. Henry on the same terms as our other employees. We reimburse Mr. Henry for the premiums on a life insurance policy pursuant to his original employment contract executed in 2001.

  Long-term care. We provide certain of our officers and senior executives (including all NEOs) a long-term care benefit of $3,500 per month as part of a group policy. These individuals may elect to purchase additional long-term care insurance at their own cost on the same terms as employees generally.

     Our NEOs are entitled to participate in our other health and welfare plans on the same terms as other employees.

Report of Executive Compensation Committee on Executive Compensation

     The Executive Compensation Committee of the Company has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis that is required by Securities and Exchange Commission Rules to be included in this Proxy Statement.

     Based on that review and those discussions, the Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

EXECUTIVE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Joe Grills, Chairman
Martin S. Kimmel
Richard G. Dooley
Frank Lourenso
Richard Saltzman
F. Patrick Hughes

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

COMPENSATION TABLES

     Executive Officers. Reference should be made to the Company’s annual report on Form 10-K for the year ended December 31, 2007, incorporated herein by reference, following Part I, Item 4, for information with respect to the executive officers of the Company.

     Executive Compensation. The following table sets forth the summary compensation of the NEOs of the Company for the 2007 and 2006 calendar years.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
Name and				Stock	Option	Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)(2)	($)	($)	($)(1)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Milton Cooper	2007	700,000	725,000	-	1,635,250	-	-	105,215	3,165,465
Chairman of the Board	2006	650,000	625,000	-	1,531,500	-	-	96,431	2,902,931
Of Directors and Chief
Executive Officer

Michael V. Pappagallo (3)	2007	450,000	625,000	-	302,073	-	-	127,965	1,505,038
Executive Vice President -	2006	400,000	525,000	-	241,778	-	-	121,946	1,288,724
Chief Financial Officer

Michael J. Flynn (3)	2007	700,000	725,000	-	1,635,250	-	-	154,432	3,214,682
Vice Chairman of the Board	2006	650,000	625,000	-	1,531,500	-	-	136,945	2,943,445
of Directors and President &
Chief Operating Officer

David B. Henry (3)(4)	2007	700,000	900,000	-	551,533	-	-	134,248	2,285,781
Vice Chairman of the Board	2006	650,000	600,000	-	351,950	-	-	118,983	1,720,933
of Directors and Chief
Investment Officer

Jerald Friedman (5)	2007	500,000	100,000	-	622,600	450,000	-	34,183	1,706,783
Executive Vice President	2006	500,000	150,000	-	573,267	450,000	-	31,382	1,704,649

(1)	The Company provides to each of Messrs. Cooper, Pappagallo, Flynn, and Henry the use of a car and driver to transport these individuals in the conduct of their duties as executive officers of the Company. The policy on the use of the cars for 2007 and 2006 is outlined below:

  The cars and drivers were available, when not in use by the foregoing executive officers, for other employees conducting Company business;
  These services were also available under certain circumstances to third parties involved in Company business at the Company’s New Hyde Park location;
  The cars and drivers were used from time to time for deliveries and other transportation of documents or other materials; and
  The cars were provided to these officers with drivers for commuting and without drivers for personal use.

The aggregate incremental cost of this perquisite to the Company in 2007 for Messrs. Cooper, Pappagallo, Flynn and Henry was $76,741, $102,807, $127,478, and $91,556, respectively. The aggregate incremental cost of this perquisite to the Company in 2006 for Messrs. Cooper, Pappagallo, Flynn and Henry was $70,759, $99,590, $112,793, and $79,092, respectively.
(2)	Amounts reflect the compensation cost to the Company in 2007 and 2006 of equity awards recognized for financial reporting purposes over the requisite service period, calculated in accordance with the provision of SFAS No. 123R, which reflects the compensation cost of equity awards granted over several years. The fair value of each award is estimated on the date of grant using the Black-Scholes option pricing formula. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 21 to Consolidated Financial Statements in the Company’s 2007 Form 10–K. The value of awards granted to the NEOs in 2007, are reflected on the 2007 Grants of Plan–Based Awards table on page 19. The value actually received by the NEOs in 2007, is reflected on the 2007 Option Exercises and Stock Vested table on page 20.
(3)	See Executive Compensation and Transactions with Management and Others – “Employment Agreements”.
(4)	The Company provides Mr. Henry with an additional life insurance policy pursuant to his employment agreement, for which the annual premium is $17,245 and is included in all other compensation.
(5)	This amount was awarded based on the calculation of the lesser of (i) 15% of KDI profits or (ii) $450,000 in accordance with Mr. Friedman’s employment agreement. See Executive Compensation and Transactions with Management and Others – “Employment Agreements”.

     The following table provides information on future payouts under non-equity and equity incentive plan awards granted to the NEOs during 2007:

Grants of Plan-Based Award

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
		Estimated Future Payouts			Estimated Future			Number of	Number of	or Base	Value of
		Under Non-Equity			Payouts Under Equity			Shares of	Securities	Price of	Stock and
		Incentive Plan Awards (1)			Incentive Plan Awards			Stock or	Underlying	Option	Option
	Grant		Target	Max	Threshold	Target	Max	Units	Options	Awards	Awards
Name	Date	Threshold	($)	(#)	(#)	(#)	(#)	(#)	(#) (2)	($/Sh)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Milton Cooper	8/8/07	-	-	-	-	-	-	-	200,000	41.06	1,386,000
Michael V. Pappagallo (4)	8/8/07	-	-	-	-	-	-	-	100,000	41.06	693,000
Michael J. Flynn (4)	8/8/07	-	-	-	-	-	-	-	200,000	41.06	1,386,000
David B. Henry (4)	8/8/07	-	-	-	-	-	-	-	200,000	41.06	1,386,000
Jerald Friedman (4)	8/8/07	-		-	-	-	-	-	75,000	41.06	519,750
	12/31/07		450,000

(1)

The payment to Jerald Friedman under his non-equity incentive plan award has already been determined and the final payment was made in January 2008. This award is included in the Non–Equity Incentive Plan Compensation column (column (g)) of the Summary Compensation Table. See “Compensation Discussion and Analysis” for information concerning Jerald Friedman’s employment agreement.

(2)

All options were granted on August 8, 2007 under the 1998 Equity Participation Plan and have a term of ten years from the grant date and vest in 20% increments on each of the first, second, third, fourth and fifth anniversaries of the grant date. The amount recognized for financial reporting purposes under SFAS 123R is included in the Option Awards column (column (f)) of the Summary Compensation Table.

(3)

Amounts reflect the fair value of the award estimated on the date of grant using the Black-Scholes option pricing formula. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 21 to Consolidated Financial Statements in the Company’s 2007 Form 10–K.

(4)	See Executive Compensation and Transactions with Management and Others – “Employment Agreements”.

     The following table provides information on outstanding equity awards as of December 31, 2007 for each NEO.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards					Stock Awards
								Equity
								Incentive	Equity
								Plan	Incentive
			Equity					Awards:	Plan Awards:
			Incentive				Market	Number of	Market or
	Number of	Number of	Plan Awards:			Number	Value of	Unearned	Payout Value
	Securities	Securities	Number of			of Shares	Shares	Shares,	of Unearned
	Underlying	Underlying	Securities			or Units	or Units	Units or	Shares, Units
	Unexercised	Unexercised	Underlying			of Stock	of Stock	Other	or Other
	Options	Options	Unexercised	Option	Option	That	That	Rights That	Rights That
	(#)	(#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
	Unexercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested
Name	(1)	(2)	(#)	($)	(3)	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Milton Cooper	178,128	-		10.6667	12/15/2009	-	-	-	-
	225,000	-		13.5833	11/28/2010
	225,000	-		16.4000	12/13/2011
	225,000	-		15.6250	12/12/2012
	225,000	-		21.9250	12/10/2013
	225,000	-		28.4800	12/7/2014
	80,000	120,000		31.6200	8/31/2015
	40,000	160,000		40.0900	8/16/2016
	-	200,000		41.0600	8/8/2017
Michael V. Pappagallo	3,511	-		13.5833	11/28/2010	-	-	-	-
	100,000	-		16.4000	12/13/2011
	130,000	-		15.6250	12/12/2012
	150,000	-		21.9250	12/10/2013
	146,489	-		28.4800	12/7/2014
	30,000	45,000		31.6200	8/31/2015
	18,000	72,000		40.0900	8/16/2016
	-	100,000		41.0600	8/8/2017
Michael J. Flynn	76,500	-		28.4800	12/7/2014	-	-	-	-
	40,000	120,000		31.6200	8/31/2015
	40,000	160,000		40.0900	8/16/2016
	-	200,000		41.0600	8/8/2017
David B. Henry	100,000	-		16.4000	12/13/2011	-	-	-	-
	70,000	-		15.6250	12/12/2012
	150,000	-		21.9250	12/10/2013
	150,000	-		28.4800	12/7/2014
	80,000	120,000		31.6200	8/31/2015
	40,000	160,000		40.0900	8/16/2016
	-	200,000		41.0600	8/8/2017
Jerald Friedman	8,128	-		16.4000	12/13/2011	-	-	-	-
	60,000	-		15.6250	12/12/2012
	60,000	-		21.9250	12/10/2013
	56,489	-		28.4800	12/7/2014
	26,400	13,600		26.7000	2/1/2015
	26,000	39,000		31.6200	8/31/2015
	15,000	60,000		40.0900	8/16/2016
	-	75,000		41.0600	8/8/2017

(1)	All options granted prior to August 1, 2005, vest ratably over a three year term.
(2)	All options granted after August 1, 2005, vest ratably over a five year term.
(3)	For each option shown, the expiration date is the 10th anniversary of the date the option was granted.

     The following table provides information on options exercised by the NEOs in 2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Milton Cooper	-	-	-	-
Michael V. Pappagallo	150,000	5,392,875	-	-
Michael J. Flynn	190,750	4,549,334	-	-
David B. Henry	69,452	2,054,884	-	-
Jerald Friedman	128,511	3,688,502	-	-

(1)	The value realized on exercise was determined by subtracting the option exercise price from the market price of the stock on the date of exercise, multiplied by the number of shares being exercised.

     Except for matching contributions to the 401(k) plan, the Company does not pay any pension benefits or any non-qualified deferred compensation to its NEOs.

     Employment Agreements. On October 15, 2007, the Company entered into a new employment agreement with Mr. Michael J. Flynn, which is scheduled to expire December 31, 2008, pursuant to which Mr. Flynn serves as Vice Chairman, President and Chief Operating Officer of the Company. In accordance with this employment agreement, Mr. Flynn receives a minimum of $1,325,000 per annum ($700,000 base salary and $625,000 guaranteed bonus) in compensation and is eligible to receive equity awards in the Board’s discretion. In the event of, and depending upon the reasons for termination of Mr. Flynn’s employment with the Company prior to such dates, (i) any such non-vested equity awards would become 100% vested as of the termination date and (ii) Mr. Flynn would receive severance in the amount equal to the base salary then in effect for the greater of the balance of the term of this agreement or one year.

     Effective July 2004, the Company entered into an employment agreement with Mr. Henry, which was scheduled to expire December 31, 2007, pursuant to which Mr. Henry would serve as Vice Chairman and Chief Investment Officer of the Company. In accordance with this employment agreement, Mr. Henry was to receive a minimum of $1,000,000 per annum ($650,000 base salary and $350,000 guaranteed bonus) as compensation for his services and would be eligible to receive grants of Common Stock of the Company or options with respect thereto, in such amounts, if any, as the Board in its sole discretion shall determine. Mr. Henry was also entitled to an unrestricted award of 75,000 shares of Common Stock if Mr. Henry was employed by the Company on April 2, 2011. In the event of, and depending upon the reasons for a termination of Mr. Henry’s employment with the Company prior to such dates, (i) any such non-vested shares would become 100% vested as of the termination date and (ii) Mr. Henry would receive severance in the amount equal to the base salary then in effect for the greater of the balance of the term of this agreement or one year.

     On March 8, 2007, the Company entered into a new four-year employment agreement with Mr. Henry, to be effective as of April 15, 2007, pursuant to which Mr. Henry continues to serve as Vice Chairman and Chief Investment Officer of the Company. This agreement is scheduled to expire on April 14, 2011, unless renewed or cancelled according to the terms of the agreement. In accordance with his employment agreement, Mr. Henry will receive a minimum of $1,300,000 per annum ($700,000 base salary and $600,000 guaranteed bonus) as compensation for his services and will be eligible to receive grants of Common Stock of the Company or options, with respect thereto, in such amounts, if any, as the Board in its sole discretion shall determine. Mr. Henry is also entitled to an unrestricted award of 75,000 shares of Common Stock if Mr. Henry is employed by the Company on April 2, 2011. In the event of, and depending upon the reasons for a termination of Mr. Henry’s employment with the Company prior to such dates, (i) any such non-vested shares would become 100% vested as of the termination date and (ii) Mr. Henry would receive severance in the amount equal to the base salary and minimum bonus then in effect for the greater of the balance of the term of the agreement or one year.

     On September 21, 2005, the Company entered into an employment agreement with Mr. Friedman, which is scheduled to expire December 31, 2008, pursuant to which Mr. Friedman will continue to serve as President of the Company’s development subsidiary, Kimco Developers, Inc. (“KDI”). In accordance with this employment agreement, Mr. Friedman receives a base salary of $500,000 per annum. In addition, Mr. Friedman is eligible to earn a bonus based upon the calculation of KDI’s Profits, as defined in the employment agreement. Specifically, the employment agreement provides that the development subsidiary Profits that are evaluated for purposes of calculating Mr. Friedman’s guaranteed minimum bonus are calculated by the Company for each development subsidiary project that is, in whole or in part, either sold or is subject to a written contract of sale which, in the Company’s reasonable judgment, is likely to be sold, such Profit to be determined by the Company in accordance with the development subsidiary’s books and records and also in accordance with generally accepted accounting principles. The employment agreement further provides that, consistent with the Company’s past practice in the determination of Profit, the Company shall determine Profit without consideration or offset for taxes, and the Company shall continue to earn a 10% priority return on all funds contributed to a project, whether in the form of debt or equity capital. As a result, the development subsidiary Profits that are evaluated for purposes of calculating Mr. Friedman’s guaranteed minimum bonus reflect a deduction of the Company’s 10% priority return as well as amounts payable to any investment partners involved in the applicable transaction.

     For each twelve month period during the employment term in which KDI Profits are realized, Mr. Friedman shall be eligible to receive a bonus, less all required deductions (“Yearly Bonus”). The total Yearly Bonus during each twelve month period ending on December 31st shall be an amount equal to fifteen percent (15%) of KDI Profits or $450,000, whichever is less. The Yearly Bonus shall be paid at the end of each calendar quarter in the amount of $112,500 for the first three calendar quarters and, at the end of the fourth calendar quarter in an amount equal to the difference between $337,500 and (i) fifteen percent (15%) of KDI Profits or (ii) $450,000, whichever is less. In the event fifteen percent (15%) of KDI Profits for the twelve month period ending on December 31st is less than the $337,500 already received by Mr. Friedman during the first three calendar quarters, Mr. Friedman will reimburse to the Company the overpayment. The Yearly Bonus to be earned by Mr. Friedman shall not be in excess of $450,000 for any said twelve month period ending on December 31st, unless the Executive Compensation Committee of the Board so states in writing. In the event of, and depending upon the reasons for, a termination of Mr. Friedman’s employment with the Company prior to the expiration of the employment agreement, (i) any non-vested options would become 100% vested as of the termination date and (ii) Mr. Friedman would receive severance in the amount equal to the base salary and bonus then in effect for the greater of the balance of the term of this agreement or one year.

     Effective January 2002, the Company entered into a three-year employment agreement with Mr. Pappagallo pursuant to which Mr. Pappagallo continues to serve as Chief Financial Officer of the Company. In accordance with this employment agreement, Mr. Pappagallo (i) was to receive a base salary of $400,000 per annum, (ii) shall be eligible to receive a bonus in such amounts, if any, as the Board, in its sole discretion shall determine and (iii) shall be eligible to receive grants of Common Stock of the Company, or options with respect thereto, in such amounts, if any, as the Board in its sole discretion shall determine. Mr. Pappagallo’s contract was reaffirmed February 1, 2007, with an increase in base salary to $450,000 per annum. Mr. Pappagallo’s employment contract was extended through 2008.

Potential Payments upon Termination or Change in Control

     Severance Agreements. The Company does not have any separate program or agreement that pays severance or post-termination payments to its named executive officers. Each of the named executive officers (other than the Company’s chief executive officer, Mr. Milton Cooper, who does not have an employment agreement with the Company) is entitled only to such severance and post-termination payments as are specified in his respective employment agreement. Each of these employment agreements is individually negotiated and results from the consideration of specific facts and circumstances at the time each employment agreement is negotiated. Since Mr. Cooper is not a party to an employment agreement with the Company, the Company is not obligated to provide him with severance payments or payments in the event of a change-in-control.

     If an executive is terminated “without cause,” each of Messrs. Flynn, Henry, Friedman, and Pappagallo would be entitled to receive severance in an amount equal to his base salary and bonus for the remaining term of the applicable employment agreement or one year, whichever amount is greater. In addition, all unvested stock options would become 100% vested as of the date of termination and the terminated executive would continue to receive any group health and welfare benefits previously paid for by the Company through the expiration of the severance period. Messrs. Flynn, Henry, and Friedman are required to sign a separation agreement and general release to receive these severance payments and benefits if they are terminated without cause.

     The Company does not pay any severance benefits in the event a NEO is terminated for cause. The term, “cause” generally means, with respect to a NEO: (i) a finding by the Board that he has harmed the Company through an act of dishonesty in the performance of his duties, (ii) conviction of a felony, (iii) failure to perform his material duties (other than a failure due to disability) after written notice is provided to him specifying the failure and a reasonable opportunity to cure, (iv) fraud or embezzlement, (v) gross misconduct or gross negligence in connection with our business which has a substantial adverse effect on us or (vi) violation of any of our policies prohibiting harassment or discrimination in the workplace.

     The following table was prepared as though each of the named executive officers had been terminated without cause on December 31, 2007. The assumptions and valuations are noted in the footnotes to the table.

					Non-Equity
					Incentive
Name and			Stock	Option	Plan
Principal	Salary	Bonus	Awards	Awards	Compensation	Total
Position	($)	($)	($)(4)	($)(2)	($)	($)
Milton Cooper (6)	-	-	-	-	-	-
Michael V. Pappagallo (1) (3)	450,000	-	-	215,100	-	665,100
Michael J. Flynn (1) (5)	700,000	625,000	-	573,600	-	1,898,600
David B. Henry (1)	2,304,167	1,975,000	2,730,000	573,600	-	7,582,767
Jerald Friedman (1) (5)	500,000	-	-	318,340	450,000	1,268,340

(1)	See Executive Compensation and Transactions with Management and Others – “Employment Agreements”.
(2)	Amount was determined by subtracting the option strike price from the market price of the stock on December 31, 2007 ($36.40), multiplied by the number of shares for all unvested options as of December 31, 2007 that were in the money.
(3)	Mr. Pappagallo’s employment agreement does not have a guaranteed bonus amount.
(4)	In accordance with Mr. Henry’s employment agreement, he is entitled to an unrestricted award of 75,000 shares of Common Stock. Amount was determined using the market price of the stock on December 31, 2007 ($36.40).
(5)	Termination without cause would accelerate Messrs. Flynn’s and Friedman’s options. In addition, in accordance with the 1998 Equity Participation Plan, Messrs. Flynn’s and Friedman’s options vest immediately upon retirement, which they both were eligible for as of 12/31/07.
(6)	Mr. Cooper is not a party to an employment agreement with the Company, and the Company is not obligated to provide him with severance payments.

     The Company would also pay limited amounts to each of Messrs. Flynn, Henry, Friedman and Pappagallo if employment were terminated due to death or disability. In the event of termination due to death or disability, the NEO’s stock options will immediately vest and become fully exercisable. In addition, each NEO (or his beneficiary) will continue to receive his base salary for six months.

     The following table was prepared as though each of the named executive officers had been terminated due to death or disability on December 31, 2007. The assumptions and valuations are noted in the footnotes to the table.

				Non-Equity
				Incentive
Name and				Plan
Principal	Salary	Bonus	Option Awards	Compensation	Total
Position	($) (4)	($)	($)(2)	($)	($)
Milton Cooper (5)	-	-	-	-	-
Michael V. Pappagallo (1)	225,000	-	215,100	-	440,100
Michael J. Flynn (1) (3)	350,000	-	573,600	-	923,600
David B. Henry (1)	350,000	-	573,600	-	923,600
Jerald Friedman (1) (3)	250,000	-	318,340	-	568,340

(1)	See Executive Compensation and Transactions with Management and Others – “Employment Agreements”.
(2)	Amount was determined by subtracting the option strike price from the market price of the stock on December 31, 2007 ($36.40), multiplied by the number of shares for all unvested options as of December 31, 2007 that were in the money.
(3)	Termination due to death or disability would accelerate Messrs. Flynn’s and Friedman’s options. In addition, in accordance with the 1998 Equity Participation Plan, Messrs. Flynn’s and Friedman’s options vest immediately upon retirement, which they both were eligible for as of 12/31/07.
(4)	Represents payments that would be made to the NEO or the NEOs beneficiary if terminated due to disability or death.
(5)	Mr. Cooper is not a party to an employment agreement with the Company, and the Company is not obligated to provide him with severance payments.

     Change-in-Control. If any of Messrs. Flynn, Henry, Friedman or Pappagallo is terminated without cause following a “change-in-control” or resigns within 60 days following a “change-in-control,” he would be entitled to a lump-sum payment equal to the lesser of: (i) his base salary and bonus for the remaining term of the NEO’s employment agreement or (ii) the greatest payment which, in combination with all other payments to which he would be entitled in connection with the change-in-control, would not constitute an “excess parachute payment” as such term is defined in Section 280G of the Internal Revenue Code. Since Internal Revenue Code Section 280G denies us a business expense deduction on any payments, non-cash benefits and option acceleration provided to an officer in connection with certain changes in control that equal or exceed three times the officer’s average compensation for the past five years, we cap change-in-control cash payments to reduce the likelihood that adverse tax consequences will be imposed on us. In addition, we would continue to pay for a particular NEO’s group health and welfare benefits for the applicable period and all unvested stock options would automatically vest.

     A “change-in-control” is generally defined as (i) a sale of all or substantially all of our assets to a non-affiliate of the Company or an entity in which our stockholders immediately prior to the transaction do not control more than 50% of the voting power immediately following the transaction, (ii) a sale of our voting stock that results in more than 50% of our voting stock being held by one person or group or (iii) a merger or consolidation of the Company into another entity in which our stockholders immediately prior to the transaction do not control more than 50% of the voting power immediately following the transaction.

     The following table was prepared as though there were a change-in-control on December 31, 2007. The assumptions and valuations are noted in the footnotes to the table.

	Salary	Bonus			Non-Equity
	Component	Component			Incentive	Health &
Name and	of Lump-Sum	of Lump-Sum	Stock	Option	Plan	Welfare
Principal	Payment	Payment	Awards	Awards	Compensation	Benefits	Total
Position	(7)($)	(7)($)	($)(4)	($)(2)	($)	($)(9)	($) (6)
Milton Cooper (8)	-	-	-	-	-	-	-
Michael V. Pappagallo (1) (3)	450,000	-	-	215,100	-	-	665,100
Michael J. Flynn (1) (5)	700,000	625,000	-	573,600	-	18,454	1,917,054
David B. Henry (1)	2,304,167	1,975,000	2,730,000	573,600	-	34,192	7,616,959
Jerald Friedman (1) (5)	500,000	-	-	318,340	450,000	17,283	1,285,623

(1)	See Executive Compensation and Transactions with Management and Others – “Employment Agreements”.
(2)	Amount was determined by subtracting the option strike price from the market price of the stock on December 31, 2007 ($36.40), multiplied by the number of shares for all unvested options as of December 31, 2007 that were in the money.
(3)	Mr. Pappagallo’s employment agreement does not have a guaranteed bonus amount.
(4)	In accordance with Mr. Henry’s employment agreement, he is entitled to an unrestricted award of 75,000 shares of Common Stock. Amount was determined using the market price of the stock on December 31, 2007 ($36.40).
(5)	Termination due to change in control would accelerate Messrs. Flynn’s and Friedman’s options. In addition, in accordance with the 1998 Equity Participation Plan, Messrs. Flynn’s and Friedman’s options vest immediately upon retirement, which they both were eligible for as of 12/31/07.
(6)	Amounts are all subject to caps pursuant to Internal Revenue Service Code Section 280G, as described above.
(7)	These lump-sum payments are subject to caps pursuant to Internal Revenue Service Code Section 280G, as described above.
(8)	Mr. Cooper is not a party to an employment agreement with the Company, and the Company is not obligated to provide him with payments as a result of a change-in-control.
(9)	Amounts are based on the cost of coverage during 2007.

Equity Participation Plan

     Description of Plan. The Company maintains its Stock Option Plan (the “Stock Option Plan”) and its 1998 Equity Participation Plan (the “Equity Participation Plan”) for the benefit of its eligible employees, consultants and directors. The Equity Participation Plan was established for the purpose of attracting and retaining the Company’s directors, executive officers, other key employees and consultants by offering them an opportunity to own Common Stock and/or rights which will reflect the growth, development and financial success of the Company. The Equity Participation Plan provides that the Executive Compensation Committee or the Board, as applicable, may grant or issue “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code, the “Code”) and “non-qualified stock options”, that vest over time and are exercisable at the “fair market value” (as defined in the Equity Participation Plan) of the Common Stock at the date of grant. In addition, the Equity Participation Plan provides for (i) the granting of restricted stock awards that vest over time and (ii) the granting of deferred stock (“Deferred Stock”).

     The exercise price and term of each option are fixed by the Executive Compensation Committee, provided, however, that the exercise price must be at least equal to the fair market value of the Common Stock on the date of grant and the term cannot exceed 10 years; and further provided that in the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, a subsidiary or a parent (within the meaning of Section 424 of the Code), the exercise price must be at least 110% of the fair market value on the date of grant and the term cannot exceed five years. Incentive stock options may be granted only within 10 years from the date of adoption of the Equity Participation Plan. The aggregate fair market value (determined at the time the option is granted) of shares with respect to which incentive stock options may be granted under the Equity Participation Plan, or any other plan of the Company or any parent or subsidiary, which stock options are exercisable for the first time during any calendar year, may not exceed $100,000. The maximum number of options that may be granted to any one individual in any calendar year shall not exceed 1,500,000, provided that the grant of the options will not cause the Company to fail to qualify as a real estate investment trust for Federal income tax purposes. An optionee may, with the consent of the Executive Compensation Committee, elect to pay for the shares to be received upon exercise of his options in cash, shares of Common Stock or any combination thereof.

     Option Grants and Restricted Stock Awards Pursuant to the Plan as currently in effect, a maximum aggregate of 42,000,000 shares of Common Stock is reserved for issuance under the Stock Option Plan (9,000,000 shares, all of which have been issued) and the Equity Participation Plan (33,000,000 shares). Options to acquire 2,971,900, 2,805,650 and 2,515,200 shares were granted during 2007, 2006 and 2005 at weighted average exercise prices of $41.41, $39.91 and $31.15 per share, respectively. The closing price of the Company’s Common Stock on the New York Stock Exchange on March 17, 2008 was $33.83. In addition, 1,175, 31,556 and 3,442 shares of restricted stock were issued during 2007, 2006 and 2005, respectively. If the amendment to the Equity Participation Plan described in Proposal 2 is approved by the Company’s shareholders, an additional 5,000,000 shares of common stock will be available to be used pursuant to the exercise of options granted under the Equity Participation Plan.

Equity Compensation Plan Information

     The following table sets forth certain information regarding the Company’s equity compensation plans as of December 31, 2007.

(c)
Number of securities
	(a)	(b)	remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation
	of outstanding options,	outstanding options,	plans (excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category

Equity compensation plans
approved by stockholders	15,623,454	$29.39	2,996,321

Equity compensation plans not
approved by stockholders	N/A	N/A	N/A

Total	15,623,454	$29.39	2,996,321

401(k) Plan

     The Company maintains a 401(k) retirement plan (the “401(k) Plan”) covering substantially all officers and employees of the Company. The 401(k) Plan permits participants to defer up to a maximum of 100% of their eligible compensation, which deferrals generally are matched concurrently by the Company up to a maximum of 5% of the employee’s eligible compensation or $8,500. Participants in the 401(k) Plan are not subject to federal and state income tax on salary deferral contributions or Company contributions or on the earnings thereon until such amounts are withdrawn from the 401(k) Plan. Salary reduction contributions are treated as wages subject to FICA tax. Withdrawals from the 401(k) Plan may only be made upon termination of employment, or in connection with certain provisions of the 401(k) Plan that permit hardship withdrawals.

Compensation of Directors

     Members of the Board of Directors and Committees thereof who are not also employees of the Company (“Non-management Directors”) were entitled to receive an annual fee of $40,000. During 2007, the Non-management Directors, other than Mr. Kimmel, were entitled to receive $8,000 each as members of the Executive Compensation Committee and $4,000 each as members of the Nominating and Corporate Governance Committee. In addition, each chairman of the Executive Compensation Committee and Nominating and Corporate Governance Committee was entitled to receive an annual fee of $10,000. The Non-management Directors who are members of the Audit Committee also were entitled to receive an annual fee of $18,000. The chairman of the Audit Committee was entitled to an additional annual fee of $10,000. During 2007, the Lead Director received an annual fee of $10,000. In accordance with the Company’s Equity Participation Plan (as defined herein), the Non-management Directors may be granted awards of Deferred Stock in lieu of directors’ fees. Unless otherwise provided by the Board, a grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Common Stock underlying the award has been issued. Employees of the Company who are also Directors are not paid any directors’ fees. Effective for 2008 Non-management Directors are entitled to receive an annual fee of $50,000. Also, during 2008, the Non-management Directors, other than Mr. Kimmel, are entitled to receive $10,000 each as members of the Executive Compensation Committee and $6,000 each as members of the Nominating and Corporate Governance Committee. In addition, each chairman of the Executive Compensation Committee and Nominating and Corporate Governance Committee is entitled to receive an annual fee of $10,000. The Non-management Directors who are members of the Audit Committee also are entitled to receive an annual fee of $20,000. The chairman of the Audit Committee is entitled to an additional annual fee of $10,000. During 2008, the Lead Director is also entitled to receive an annual fee of $10,000.

     The following table sets forth the compensation of each Non-management Director for the calendar year 2007.

Non-management Director Compensation

					Change in
					Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)(2)	($)(1)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Richard G. Dooley	52,000	38,000	138,600	-	-	-	228,600
Joe Grills	42,000	38,000	138,600	-	-	-	218,600
F. Patrick Hughes	42,000	38,000	138,600	-	-	-	218,600
Martin S. Kimmel	2,000	38,000	138,600	-	-	-	178,600
Frank Lourenso	33,000	19,000	138,600	-	-	-	190,600
Richard Saltzman	14,000	38,000	138,600	-	-	-	190,600

(1)	Amounts reflect the dollar amount, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended December 31, 2007, calculated in accordance with the provision of Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Accounting for Stock-Based Compensation (“SFAS No. 123R”). The fair value of each award is estimated on the date of grant using the Black-Scholes option pricing formula. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 21 to Consolidated Financial Statements in the Company’s 2007 Form 10–K. Specifically, the number in the table above includes options granted in August 2007 valued at $6.93.
(2)	Amounts reflect the value of deferred stock received in lieu of directors’ fees and meeting fees. As of December 31, 2007, Messrs. Kimmel, Dooley, and Grills each were entitled to 14,967 shares of deferred stock. As of December 31, 2007, Messrs. Lourenso, Saltzman and Hughes were entitled to 12,363 shares, 6,320 shares and 1,912 shares of deferred stock, respectively.

     During each of 2007, 2006 and 2005, the Company granted Messrs. Kimmel, Dooley, Grills, Lourenso, Saltzman and Hughes options to acquire 20,000 shares each of Common Stock at $41.06, $40.09 and $31.62 per share, respectively, the market prices on the dates of such option grants. As of December 31, 2007, Messrs. Kimmel, Dooley, Grills, Lourenso, Saltzman and Hughes held options to acquire 195,000 shares, 217,500 shares, 217,500 shares, 217,500 shares, 116,250 shares and 110,626 shares, respectively. See “Compensation Discussion and Analysis” for information concerning stock options granted to Mr. Cooper, Mr. Flynn and Mr. Henry. The Company intends to grant Non-management Directors options to acquire an additional 20,000 shares during 2008 at the then current market price.

Compensation Committee Interlocks and Insider Participation

     KC Holdings. Mr. Milton Cooper, Chief Executive Officer and Chairman of the Board of Directors of the Company, and Mr. Martin Kimmel, Chairman Emeritus of the Board, are stockholders of KC Holdings, Inc. (“KC Holdings”). The Company is party to a management agreement pursuant to which it manages three of KC Holdings’ four remaining shopping center properties under terms which the Company believes are no less favorable than would be obtained in negotiations with an independent third party. The remaining property is owned in a joint venture and is managed by an unaffiliated joint venture partner. The management agreement was approved by a majority of the Company’s Directors who are not also stockholders of KC Holdings. Management fees paid by KC Holdings to the Company were approximately $157,624 during 2007.

     Joint Ventures. Certain members of the Company’s management and Mr. Kimmel, Chairman Emeritus of the Board, have investments in certain real estate joint ventures or limited partnerships which own and/or operate certain of the Company’s property interests. Such investments predate the Company’s initial public offering and, in each case, members of management or Mr. Kimmel do not control the joint venture or partnership or direct the management of the joint venture or partnership. The

Company receives various fees related to these ventures. Any material future transactions involving these joint ventures or partnerships, such as major renovations, disposal or sale, is subject to the approval of a majority of disinterested directors of the Company.

     Relationship with J.P. Morgan Chase. Mr. Frank Lourenso is an Executive Vice President of J.P. Morgan Chase and has been a Director of the Company since December 1991. The Company utilizes general cash management services offered by J.P. Morgan Chase and J.P. Morgan Chase periodically provides the Company with investment banking services. J.P. Morgan Chase, was the joint arranger and participant with a consortium of 29 banks of the Company’s $1.5 billion unsecured revolving credit facility which is scheduled to expire in October 2011. As of December 31, 2007, there was approximately $259.0 million outstanding under this credit facility. Additionally, J.P. Morgan Chase is a participant, together with other banks, in providing the Company with its $250.0 million Canadian denominated (“CAD”) unsecured revolving credit facility which is scheduled to expire in March 2011. As of December 31, 2007, there was no outstanding balance under this facility.

Certain Relationships and Related Transactions

     The Company reviews all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our current written policies and procedures for review, approval or ratification of relationships or transactions with related persons are set forth in our:

  Code of Business Conduct and Ethics;

  Corporate Governance Guidelines;

  Nominating and Corporate Governance Committee Charter; and

  Audit Committee Charter

     Our Code of Business Conduct and Ethics applies to all of our directors, officers, associates and agents and contains general guidelines for conducting our business consistent with the highest standards of business ethics. Any employee who knows of or suspects a violation of this Code must immediately report the conduct to the Vice President of Human Resources, who will work directly with that employee to investigate the concern, or the employee may anonymously report the known or suspected violation via our Helpline. The Code requires that employees identify and disclose conflicts of interest, such as a significant financial interest in a company that competes with us, or the acceptance of a gift from an individual or entity who might benefit or appear to benefit from the employee’s relation with the Company.

     Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will review annually the relationships that each director has with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), in the course of making independence determinations under the NYSE standards. Directors are expected to avoid any action, position or interest that conflicts with the interests of the Company or gives the appearance of a conflict. If an actual or potential conflict of interest develops, the director should immediately report the matter to the Chairman of the Board. Any significant conflict must be resolved or the director should resign. If a director has a personal interest in a matter before the Board, the director will disclose the interest to the Board, excuse himself or herself from discussion on the matter and not vote on the matter. The Corporate Governance Guidelines further provide that the Board of Directors is responsible for reviewing and, where appropriate, approving major changes in, and determinations under the Company’s Guidelines, Code of Business Conduct and Ethics and other Company policies. The Guidelines also provide that the Board of Directors has the responsibility to ensure that the Company’s business is conducted with the highest standards of ethical conduct and in conformity with applicable laws and regulations.

     Our Nominating and Corporate Governance Committee Charter provides that the Committee will, at least annually, review the relationships that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In addition, the Company’s legal staff is primarily responsible for obtaining information through questionnaires and other appropriate procedures from the directors and executive officers with respect to related-person transactions and then determining whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. Pursuant to the Audit Committee’s charter and its policy regarding related-person transactions, as recorded in its minutes, the Audit Committee reviews and approves or ratifies related-person transactions that are required to be disclosed as well as all other related-person transactions identified to the Audit Committee by management or the Company’s internal audit function. In the course of its review and approval or ratification of a related-party transaction for which disclosure is required, the Audit Committee routinely considers: the nature of the related-person’s interest in the transaction; the material terms of the transaction; the importance of the transaction to the related person and to the Company and the extent to which such transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and any other matters deemed appropriate by the Audit Committee. All related-party transactions described in this proxy statement have been reviewed in accordance with this policy.

     KC Holdings. Mr. Milton Cooper, Chief Executive Officer and Chairman of the Board of Directors of the Company, and Mr. Martin Kimmel, Chairman Emeritus of the Board, are stockholders of KC Holdings, Inc. (“KC Holdings”). The Company is party to a management agreement pursuant to which it manages three of KC Holdings’ four remaining shopping center properties under terms which the Company believes are no less favorable than would be obtained in negotiations with an independent third party. See “Compensation Committee Interlocks and Insider Participation—KC Holdings.”

     Joint Ventures. Members of the Company’s management and Mr. Kimmel, Chairman Emeritus of the Board, have investments in certain real estate joint ventures or limited partnerships which own and/ or operate certain of the Company’s property interests. The Company receives various fees related to these ventures. Any material future transactions involving these joint ventures or partnerships is subject to the approval of a majority of disinterested directors of the Company. See “Compensation Committee Interlocks and Insider Participation—Joint Ventures.”

     Relationship with J.P. Morgan Chase. Mr. Frank Lourenso is an Executive Vice President of J.P. Morgan Chase and has been a Director of the Company since December 1991. The Company utilizes general cash management services offered by J.P. Morgan Chase and J.P. Morgan Chase periodically provides the Company with investment banking services. J.P. Morgan Chase, was the joint arranger and participant with a consortium of 29 banks of the Company’s $1.5 billion unsecured revolving credit facility and is a participant in the Company’s $250.0 million Canadian denominated unsecured credit facility. See “Compensation Committee Interlocks and Insider Participation—Relationship with J.P. Morgan Chase.”

     Relationship with Latham & Watkins. Mr. Coviello is a retired partner of Latham & Watkins LLP. Latham & Watkins provides legal services to the Company. Mr. Coviello’s retirement payments are adjusted to exclude any proportionate benefit received from the fees paid by the Company to Latham & Watkins.

     Family Relationships. Mr. Paul Dooley, Vice President of Property Tax/Insurance of the Company, is the son of Mr. Richard G. Dooley, a director of the Company. Mr. Paul Dooley received total compensation of $322,834 from the Company in fiscal year 2007, calculated in the same manner as the Summary Compensation Table. This compensation includes a cash salary in 2007 as an employee of the Company of $218,750 with the remaining balance comprised of (i) compensation cost to the Company in 2007 of equity awards recognized for financial reporting purposes over the requisite service period, calculated in accordance with the provision of SFAS No. 123R, (ii) matching contributions under the Company’s 401(k) plan, (iii) bonuses, and (iv) various benefits. In addition, Mr. Paul Dooley was extended loans in the amount of $49,983 in 2001, $36,960 in 2000 and $62,865 in 1999 to supplement available margin loans and partially fund the purchase of 9,022 shares, 6,930 shares and 9,900 shares, respectively, of Common Stock. The stock purchase loans bear interest at a rate of 6% per annum. All dividends received from these shares are utilized to pay down the interest and principle on these loans. The amounts outstanding under these loans were paid in full during 2007.

     Mr. Patrick Flynn, Director of Real Estate of the Company, is the son of Mr. Michael J. Flynn, Vice Chairman of the Board, President and Chief Operating Officer of the Company. Mr. Patrick Flynn is also the President and a director of Blue Ridge Real Estate/Big Boulder Corporation (“Blue Ridge”), a consolidated entity in which the Company has a controlling interest. Mr. Patrick Flynn received total compensation of $653,893 from the Company, including $154,046 from Blue Ridge, in fiscal year 2007, calculated in the same manner as the Summary Compensation Table. This compensation includes a cash salary in 2007 as an employee of the Company of $270,770 with the remaining balance comprised of (i) compensation cost to the Company and Blue Ridge in 2007 of equity awards, recognized for financial reporting purposes over the requisite service period, calculated in accordance with the provision of SFAS No. 123R, (ii) matching contributions under the Company’s 401(k) plan, (iii) bonuses, and (iv) various benefits.

     Mr. Connor Flynn, Asset Manager of the Company, is also the son of Mr. Michael J. Flynn, Vice Chairman of the Board, President and Chief Operating Officer of the Company. Mr. Connor Flynn received total compensation of $220,373 from the Company in fiscal year 2007, calculated in the same manner as the Summary Compensation Table. This compensation includes a cash salary in 2007 as an employee of the Company of $130,000 with the remaining balance comprised of (i) compensation cost to the Company in 2007 of equity awards recognized for financial reporting purposes over the requisite service period, calculated in accordance with the provision of SFAS No. 123R, (ii) matching contributions under the Company’s 401(k) plan, (iii) bonuses, and (iv) various benefits.

     Mr. Ross Cooper, Acquisitions Associate of the Company, is the grandson of Mr. Milton Cooper, Chief Executive Officer and Chairman of the Board of Directors of the Company. Mr. Ross Cooper received total compensation of $176,446 from the Company in fiscal year 2007, calculated in the same manner as the Summary Compensation Table. This compensation includes a cash salary in 2007 as an employee of the Company of $109,327 with the remaining balance comprised of (i) compensation cost to the Company in 2007 of equity awards recognized for financial reporting purposes over the requisite service period, calculated in accordance with the provision of SFAS No. 123R, (ii) matching contributions under the Company’s 401(k) plan, (iii) bonuses, and (iv) various benefits.

     Transactions with Douglas Grills (“Convenience Retailing”). Mr. Douglas Grills, a co-owner of Convenience Retailing, is the son of Mr. Joe Grills, a Director of the Company. Convenience Retailing subleases real property from a partnership, in which the Company has a non-controlling ownership interest, for use as gas/service stations. The Company believes the lease terms are no less favorable than would be obtained in negotiations with an independent third party.

     Transactions with Joshua P. Friedman and Associates (“Friedman and Associates”). Mr. Joshua Friedman, a principal of Friedman and Associates, is the son of Mr. Jerald Friedman, Executive Vice President of the Company. During 2007, the Company paid legal fees of $120,086 to Friedman and Associates for services rendered primarily in connection with various real estate transactions.

     Transactions with Ripco Real Estate Corporation (“Ripco”). Ripco Real Estate Corp., was formed in 1991 and employs approximately 40 professionals and serves numerous retailers, REITs and developers. Ripco’s business activities include serving as a leasing agent and representative for national and regional retailers including Target, Best Buy, Kohls and many others, providing real estate brokerage services, and principal real estate investing. Mr. Todd Cooper, an officer and 50% shareholder of Ripco, is a son of Mr. Milton Cooper, Chief Executive Officer and Chairman of the Board of Directors of the Company. During 2007, the Company paid brokerage commissions of $257,385 to Ripco for services rendered primarily as leasing agent for various national tenants in shopping center properties owned by the Company. The Company believes that the brokerage commissions paid were at or below the customary rates for such leasing services. Additionally, the Company has the following joint venture investments with Ripco:

     During April 2005, the Company acquired an operating property located in Hillsborough, NJ, comprising approximately 0.1 million square feet of gross leasable area (“GLA”), through a newly formed joint venture in which the Company and Ripco each hold a 50% non-controlling interest. The property was acquired for approximately $4.0 million including the assumption of approximately $1.9 million of non-recourse mortgage debt encumbering the property. Subsequent to the purchase, the joint venture obtained a $3.2 million one-year term loan which bears interest at LIBOR plus 0.55%. During 2007, the term of this loan was extended for an additional year. This loan is jointly and severally guaranteed by the Company and Ripco. Proceeds from this loan were used to repay the $1.9 million mortgage encumbering the property.

     During May 2005, the Company acquired a $10.2 million mortgage receivable through a newly formed joint venture in which the Company and Ripco each hold a 50% non-controlling interest. The mortgage encumbered a property located in Derby, CT, comprising approximately 0.1 million square feet of GLA. During October 2005, the joint venture foreclosed on the property and obtained fee title. Subsequent to obtaining fee title, the joint venture obtained a $9.0 million one-year term loan which bears interest at LIBOR plus 0.50%. During 2007, the term of this loan was extended for an additional year. This loan is jointly and severally guaranteed by the Company and Ripco.

     During October 2005, the Company acquired, through a newly formed joint venture in which the Company and Ripco each have a 50% non-controlling interest, a parcel of land located in East Northport, NY, for a purchase price of approximately $3.9 million. The property will be developed into a 66,000 square foot retail center with an aggregate total projected cost of approximately $14.8 million. Partial funding for this acquisition was provided through a $3.2 million one-year term loan which bears interest at LIBOR plus 0.55%. During 2007, the term of this loan was extended for an additional year. This loan is jointly and severally guaranteed by the Company and Ripco.

     During November 2005, the Company acquired an operating property located in East Northport, NY, comprising approximately 26,000 square feet of GLA through a newly formed joint venture in which the Company and Ripco each hold a 50% non-controlling interest. The property was acquired for approximately $9.0 million including the assumption of approximately $7.3 million of non-recourse mortgage debt encumbering the property. Subsequent to the purchase, the joint venture obtained a $5.0 million one-year term loan which bears interest at LIBOR plus 0.50%. During 2006, the term of this loan was extended for an additional year. This loan is jointly and severally guaranteed by the Company and Ripco. Proceeds from this loan were used to partially repay the outstanding $7.3 million mortgage encumbering the property. During 2007, this property was sold to an unrelated third-party for an aggregate sales price of $10.5 million and the loan was repaid in full.

Audit Committee Report

     The Audit Committee of the Board of Directors of the Company is responsible for providing objective oversight of the Company’s financial accounting and reporting functions, system of internal control and audit process. During 2007, the Audit Committee was comprised of three directors all of whom were independent as defined under the then current listing standards of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter, as amended, is available through the Investor Relations/Corporate Governance/ Highlights/Committee Charters section of the Company’s website located at www.kimcorealty.com.

     Management of the Company is responsible for the Company’s system of internal control and its financial reporting process. The independent registered public accountants, PricewaterhouseCoopers LLP, are responsible for performing an independent integrated audit of the Company’s consolidated financial statements and its internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee is responsible for the monitoring and oversight of these processes.

     In connection with these responsibilities, the Audit Committee met with management and the Company’s independent registered public accounting firm to review and discuss the December 31, 2007 audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee also discussed with the independent registered public accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee also received written disclosures from the independent registered public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accountants their independence.

     Based upon the Audit Committee’s discussions with management and the independent registered public accountants and the Audit Committee’s review of the December 31, 2007 audited consolidated financial statements and the representations of management and required communications from the Company’s independent registered public accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, to be filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

F. Patrick Hughes, Chairman
Richard G. Dooley
Joe Grills

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Independent Registered Public Accountants

     PricewaterhouseCoopers LLP was engaged to perform the integrated audit of the Company’s consolidated financial statements and of its internal control over financial reporting as of December 31, 2007 and 2006. There are no affiliations between the Company and PricewaterhouseCoopers LLP, its partners, associates or employees, other than as pertaining to its engagement as independent registered public accountants for the Company in previous years. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

     The following table provides information relating to the fees billed to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2007 and 2006:

	2007	2006
Audit Fees (1)	$1,134,760	$1,337,023
Audit-Related Fees (2)	$200,000	$94,117
Tax Fees	$-	$20,213
All Other Fees	$1,500	$1,500

(1)	Audit fees include all fees for services in connection with (i) the annual integrated audit of the Company’s fiscal 2007 and 2006 financial statements and internal controls over financial reporting included in its annual reports on Form 10-K, (ii) the review of the financial statements included in the Company’s quarterly reports on Form 10-Q, (iii) as applicable, the consents and comfort letters issued in connection with debt and equity offerings and filings of the Company’s shelf registration statements, current reports on Form 8-K and proxy statements during 2007 and 2006 (iv) ongoing consultations regarding accounting for new transactions and pronouncements and (v) out of pocket expenses.
(2)	Audit-Related Fees include the SEC Regulations S-X Rule 314 audits of the Selected Acquisition Properties in 2007 and the Puerto Rico Properties in 2006.

     Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accountants. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accountants.

     On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accountants. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more members, provided that such pre-approvals are reported on at a subsequent Audit Committee meeting. All services performed for 2007 and 2006 were pre-approved by the Committee.

PROPOSAL 2
     Approval of the Recommendation by the Executive Compensation Committee of the Board of Directors that the Shares of Common Stock Subject to Option Under the Company’s 1998 Equity Participation Plan be Increased by 5,000,000 Shares

     On March 26, 2008, the Board adopted, subject to stockholder approval, an amendment to the Second Amended and Restated 1998 Equity Participation Plan of Kimco Realty Corporation (the “Equity Participation Plan”), to increase the maximum number of shares of the Common Stock available for issuance or award under the Equity Participation Plan by 5,000,000 shares. Under the current terms of the Equity Participation Plan, the maximum number of shares of the Common Stock that may be issued or awarded under the plan is 33,000,000 shares, provided that the aggregate number of shares which may be awarded as restricted stock under the plan will not exceed 766,482. The amendment, if approved by Company stockholders, would increase the maximum number of shares of the Common Stock available for issuance or award under the Equity Participation Plan to 38,000,000 shares. The amendment will become effective only upon approval by Company stockholders. If the amendment is not approved by Company stockholders, it will not become effective and the Equity Participation Plan will continue in full force and effect in accordance with its terms.

     The Equity Participation Plan was established for the purpose of attracting and retaining the Company’s directors, executive officers, other key employees and consultants by offering them an opportunity to own Common Stock and/or rights which will reflect the growth, development and financial success of the Company. As of December 31, 2007, 29,960,484 shares of Common Stock had been issued pursuant to the vesting or exercise of awards, or were subject to outstanding awards under the Equity Participation Plan. As of December 31, 2007, there were 15,623,454 option awards outstanding. The Board believes that increasing the number of shares of the Common Stock authorized for issuance or award under the Equity Participation Plan is necessary to permit the Company to continue to align the interests of participants with those of Company stockholders.

     A summary of the material features of the Equity Participation Plan, as amended as described in this proposal, is set forth below. This summary is qualified in its entirety by reference to the Equity Participation Plan, as amended, which is publicly available at www.sec.gov.

Description of Plan

     As of December 31, 2007, we had 726 employees and various consultants worldwide and our Board of Directors included 6 Non-management Directors who were eligible to participate in the Equity Participation Plan. As of December 31, 2007, 29,960,484 shares of Common Stock had been issued pursuant to the vesting or exercise of awards, or were subject to outstanding awards under the Equity Participation Plan. As of December 31, 2007, there were 15,623,454 option awards outstanding.

     The Equity Participation Plan provides that the Executive Compensation Committee or the Board, as applicable, may grant or issue “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code, the “Code”) and “non-qualified stock options”, that vest over time and are exercisable at the “fair market value” (as defined in the Equity Participation Plan) of the Common Stock at the date of grant.

     In addition, the Equity Participation Plan provides for (i) the granting of restricted stock awards that vest over time and (ii) the granting of deferred stock (“Deferred Stock”). Deferred Stock may be granted to Non-management Directors in lieu of directors’ fees which would otherwise be payable to such Non-management Directors, pursuant to such policies as may be adopted by the Board from time to time. Unless otherwise provided by the Board, a grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Common Stock underlying the award has been issued. The term of an award of Deferred Stock shall be set by the Board in its sole discretion. The Board grants stock options in consideration of employees’ past or prospective service with the Company.

     The Executive Compensation Committee has the authority under the Equity Participation Plan to determine the terms of options granted under the Equity Participation Plan, including, among other things, the individuals (who may be any of the eligible Company’s employees, any of the Company’s eligible consultants or any of the Company’s eligible directors) who shall receive options, the times when they shall receive them, whether an incentive stock option and/or non-qualified option shall be granted, the number of shares to be subject to each option and the date or dates each option shall become exercisable. All employees, consultants and directors of the Company who are eligible to participate in the Equity Participation Plan may receive options under the plan. The Executive Compensation Committee also has the authority to grant options upon the condition that the employee agrees to cancel all or a part of a previously granted option and to amend or accelerate the vesting of previously granted options. The Board of Directors has adopted an amendment to the Equity Participation Plan that provides that the stock options, once granted, may not be re-priced by the Executive Compensation Committee, except in connection with a transaction such as a stock split, stock dividend, merger, corporate reorganization or other transaction in an appropriate manner in order to prevent dilution or enlargement of the benefits or potential benefits to the holder as a result of or in connection with such transaction.

     The exercise price and term of each option are fixed by the Executive Compensation Committee, provided, however, that the exercise price must be at least equal to the fair market value of the Common Stock on the date of grant and the term cannot exceed 10 years; and further provided that in the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, a subsidiary or a parent (within the meaning of Section 424 of the Code), the exercise price must be at least 110% of the fair market value on the date of grant and the term cannot exceed five years. Incentive stock options may be granted only within 10 years from the date of adoption of the Equity Participation Plan. The aggregate fair market value (determined at the time the option is granted) of shares with respect to which incentive stock options may be granted under the Equity Participation Plan, or any other plan of the Company or any parent or subsidiary, which stock options are exercisable for the first time during any calendar year, may not exceed $100,000. The maximum number of options that may be granted to any one individual in any calendar year shall not exceed 1,500,000, provided that the grant of the options will not cause the Company to fail to qualify as a real estate investment trust for Federal income tax purposes. An optionee may, with the consent of the Executive Compensation Committee, elect to pay for the shares to be received upon exercise of his options in cash, shares of Common Stock or any combination thereof.

     Option Grants and Restricted Stock Awards. If the amendment that is the subject of this Proposal No. 2 is approved by our stockholders, a maximum aggregate of 47,000,000 shares of Common Stock will be reserved for issuance under the Stock Option Plan (9,000,000 shares, all of which have been issued) and the Equity Participation Plan (38,000,000 shares). Options to acquire 2,971,900, 2,805,650 and 2,515,200 shares were granted during 2007, 2006 and 2005 at weighted average exercise prices of $41.41, $39.91 and $31.15 per share, respectively. The closing price of the Company’s Common Stock on the New York Stock Exchange on March 17, 2008 was $33.83 per share. In addition, 1,175, 31,556 and 3,442 shares of restricted stock were issued during 2007, 2006 and 2005, respectively.

Federal Income Tax Consequences

     Stock Options. With respect to non-qualified stock options, the Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value on the date of exercise of the shares received over the exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If the Common Stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the Common Stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-qualified stock options will apply.

     Restricted Stock and Deferred Stock. Nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant). Deferred Stock awards are generally subject to tax at the time of payment.

Tax Deductibility and Section 162(m) of the Code

     Section 162(m) of the Code generally places a $1 million annual limit on the amount of compensation paid to the Company’s Chief Executive Officer and our other three most highly compensated executive officers (other than our Chief Financial Officer) that may be deducted by the Company for federal income tax purposes unless such compensation constitutes “qualified performance-based compensation” which is based on the achievement of pre-established performance goals set by a committee of the Board of Directors pursuant to an incentive plan that has been approved by the Company’s stockholders. The Equity Participation Plan provides that certain awards made thereunder may, in the discretion of the plan administrator, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m).

     Other Considerations. Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20 percent payable by the recipient.

     The exercise price of options granted under the Equity Participation Plan has historically been equal to the fair market value of our Common Stock as of the date of grant, and such options are not intended to be non-qualified deferred compensation that is subject to Section 409A of the Code. The Equity Participation Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act. Certain additional special rules apply if the exercise price for an option is paid in shares of Common Stock previously owned by the participant rather than in cash.

     The preceding discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Equity Participation Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.

Plan Benefits

     Except with respect to automatic formula grants to our Non-management Directors, awards under the Equity Participation Plan are subject to the discretion of the plan administrator and no determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the plan. Therefore, it is not possible to determine the future benefits that will be received by participants other than our Non-management Directors in the Equity Participation Plan. Our Non-management Directors will be entitled to receive future automatic formula grants of non-qualified stock options under the plan as described above.

     Certain tables above including the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year-End Table, and Option Exercises and Stock Vested Table, set forth information with respect to prior awards granted to our individual named executive officers under the Equity Participation Plan.

Vote Required

     Approval of the amendment to the Second Amended and Restated 1998 Equity Participation Plan of Kimco Realty Corporation requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote, although they will count towards the presence of a quorum. However, if less than a majority of the votes entitled to be cast have been cast, abstentions and broker non-votes will have the same effect as votes against the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE SECOND AMENDED AND RESTATED 1998 EQUITY PARTICIPATION PLAN OF KIMCO REALTY CORPORATION.

PROPOSAL 3
Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s
Independent Registered Public Accounting Firm

     In accordance with its charter, the Audit Committee has selected the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to be the Company’s auditors for the year 2008 and with the endorsement of the Board of Directors, recommends to stockholders that they ratify that appointment. PricewaterhouseCoopers LLP has been the Company’s independent registered public accountants since 1986.

Vote Required

     Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast at the Company’s Annual Meeting of Stockholders is required for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Accordingly, abstentions or broker non-votes will not affect the results of this vote.

     THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR THIS PROPOSAL.

Other Matters

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports (Forms 3, 4 and 5) of the ownership and changes in the ownership of such equity securities with the SEC and the New York Stock Exchange. Officers, directors and beneficial owners of more than ten percent of the Company’s stock are required by SEC regulation to furnish the Company with copies of all such forms which they file.

     Based solely on the Company’s review of the copies of Forms 3, 4 and 5 and amendments thereto received by it for the year ended December 31, 2007, or written representations from certain reporting persons that no such forms were required to be filed by those persons, the Company believes that during the year ended December 31, 2007, all such filings under Section 16(a) of the Exchange Act were filed on a timely basis by its officers, directors, beneficial owners of more than ten percent of the Company’s stock and other persons subject to Section 16(a) of the Exchange Act.

     Reference should be made to the Company’s annual report on Form 10-K for the year ended December 31, 2007, and the Company’s Annual Report delivered together with this Proxy Statement, such documents incorporated herein by reference, for financial information and related disclosures required to be included herein.

     Stockholder Nominees for Director and Other Stockholder Proposals. Stockholders interested in presenting a proposal for inclusion in the Proxy Statement for the 2009 Annual Meeting of Stockholders may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by Company at its principal executive offices no later than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders at our 2009 Annual Meeting, but not included in Company’s proxy statement may be made by a stockholder of record at the time of giving notice and at the time of the Annual Meeting who delivers notice along with the additional information and materials required by our current bylaws to our Secretary at the principal executive office of the Company not earlier than 150 days and not later than 120 days prior to the first anniversary of the date of the proxy statement for the 2008 Annual Meeting. In order for a nomination to be considered, the notice must include the information as to such nominee and submitting stockholder that would be required to be included in a proxy statement under the proxy rules of the SEC if such stockholder were to solicit proxies from all stockholders of the Company for the election of such nominee as a director and if such solicitation were one to which Regulation 14A under the Exchange Act , applied. In addition, proponents must provide all of the information required by our current bylaws. We also may require any proposed nominee to furnish such other information as may be reasonably required to determine whether the proposed nominee is eligible to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the nominee’s independence or lack thereof. You can obtain a copy of the full text of the bylaw provision noted above by writing to our Secretary at our address listed on the cover of this Proxy Statement. Our current bylaws were filed with the SEC as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2007.

     Code of Business Conduct and Ethics. The Board of Directors has adopted a written Code of Ethics for the Company that applies to all directors and employees. A copy of the Company’s Code of Ethics is available through the Investor Relations/Corporate Governance/Highlights/ Governance Documents section of the Company’s website located at www.kimcorealty.com and is available in print to any stockholder who requests it.

     Corporate Governance Guidelines. The Board of Directors has adopted written Corporate Governance Guidelines in accordance with the New York Stock Exchange listing requirements. A copy of the Company’s Corporate Governance Guidelines is available through the Investor Relations/Corporate Governance/Highlights/Governance Documents section of the Company’s website located at www.kimcorealty.com and is available in print to any stockholder who requests it.

     Documents Incorporated by Reference. This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents (except for certain exhibits to such documents, unless such exhibits are specifically incorporated herein) are available upon request without charge. Requests may be oral or written and should be directed to the attention of the Secretary of the Company at the principal executive offices of the Company. In addition, within the Investor Relations section of the Company’s website located at www.kimcorealty.com, you can obtain, free of charge, a copy of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, as soon as reasonably practicable after we file such material electronically with, or furnish it to, the SEC.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting shall be deemed incorporated by reference into this Proxy Statement and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement, except as so modified or superseded.

     Other Business. All shares represented by the accompanying proxy will be voted in accordance with the proxy. The Company knows of no other business which will come before the Meeting for action. However, as to any such business, the persons designated as proxies will have authority to act in their discretion.

Appendix A

Kimco Realty Corporation
NYSE Categorical Standards

     To be considered independent under the New York Stock Exchange rules on corporate governance, the Board must determine that a director has no direct or indirect material relationship with Kimco Realty Corporation (the “Company”). The Board has established categorical standards set forth below to assist it in making this independence determinations and may make a general disclosure if a director meets these standards. Any determination of independence for a director who does not meet these standards will be specifically disclosed.

Employment and Compensatory Relationships:

The following employment and compensatory relationships constitute material relationships between a director and the Company:
  the director is employed by the Company, or an immediate family member of the director is employed by the Company as an executive officer, in each case within the last three years; and

  the director or an immediate family member of the director has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees, pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than compensation received by an immediate family member for services as a non-executive officer.

Other employment, consulting and compensatory relationships are not material relationships.

Relationships with Auditor:

The following auditor and accounting relationships constitute material relationships between a director and the Company:
  the director or an immediate family member of the director is a current partner of a firm that is the Company’s internal or external auditor;

  the director is a current employee of a firm that is the Company’s internal or external auditor;

  an immediate family member of the director is a current employee of a firm that is the Company’s internal or external auditor and such immediate family member participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; and

  the director or an immediate family member of the director is, within the past three years (but is no longer), a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on an audit of the Company during that time.

Other auditor and accounting relationships are not material relationships.

Other Board Relationships:

The following relationships constitute material relationships between a director and the Company:
  the director or an immediate family member of a director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s executive officers at the same time serves or served on that company’s board of directors’ compensation committee.

Other board and committee relationships are not material. For example, if a director were employed in a non-executive capacity at a company on whose board one of the Company’s executive’s serves, this would not be considered a material relationship.

Commercial and Charitable Relationships:

The following commercial and charitable relationships constitute material relationships between a director and the Company:
  the director is currently employed by (or an immediate family member of a director is currently employed as an executive officer by) a company (other than tax-exempt organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues for the fiscal year in which such payment is made;

  any transaction between the Company and another entity with which a director or a director’s immediate family member is affiliated if (i) they occurred within the last three years and were inconsistent with other transactions in which the Company has engaged with third parties; (ii) they occurred within the last three years and the director is an employee or substantial owner of the other entity and such transactions represent more than five percent of the Company’s annual consolidated revenues; or (iii) they occurred within the last three years and the director’s immediate family member serves as an executive officer of the other entity and such transactions represented more than five percent of the Company’s annual consolidated gross revenues;

  the director (or an immediate family member of a director) is an affiliate or executive officer of another company which is indebted to the Company, or to which the Company is indebted, where the amount of indebtedness to the other in any of the last three fiscal years is five percent or more of the total consolidated assets at the end of such fiscal year of the company he or she served as an affiliate or executive officer; and

  the director is an executive officer of a tax-exempt organization (including, without limitation, an educational institution) where the Company’s (or its affiliated charitable foundation’s) annual charitable contributions to the tax-exempt organization in any single fiscal year within the preceding three years are two percent or more of that organization’s total annual charitable receipts for the fiscal year in which such contributions are made.

Other commercial relationships (including industrial, banking, accounting, consulting and legal relationships) and other charitable relationships are not material relationships.

Other Matters:
  Direct or indirect ownership of even a significant amount of the Company stock by a director who otherwise does not have a material relationship with the Company as a result of the application of the foregoing standards will not, by itself, bar an independence finding as to such director.

For purposes of these categorical standards, (i) ”immediate family member” includes a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who share such director’s home; provided that when applying the three year look-back provisions, those who are no longer immediate family members as a result of legal separation or divorce, or because they have died or become incapacitated need not be considered; and (ii) ”affiliate” includes a general partner of a partnership, a managing member of a limited liability company or a greater than ten percent shareholder of a corporation.

KIMCO REALTY CORPORATION				KIMCO REALTY CORPORATION					PLEASE INDICATE YOUR PROPOSAL SELECTION BY FIRMLY PLACING AN "X" IN THE APPROPRIATELY NUMBERED BOX WITH BLUE OR BLACK INK ONLY.
ANNUAL MEETING TO BE HELD ON 5/13/08 FOR HOLDERS OF RECORD AS OF 3/17/08					The Board Recommends
”
DIRECTORS					FOR ALL	AGAINST ALL	FOR ALL EXCEPT	-->>	TO VOTE AGAINST ANY INDIVIDUAL CANDIDATES WRITE THE NUMBER(S) OF THE NOMINEE(S) BELOW.
DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES			------>>	1.
	01 - M. Kimmel 02 - M. Cooper 03 - R. Dooley 04 - M. Flynn 05 - J. Grills	06 - D. Henry 07 - F.P. Hughes 08 - F. Lourenso 09 - R. Saltzman 10 - P. Coviello
The Board Recommends
PROPOSAL(S)					” FOR	AGAINST	ABSTAIN
2 -	DIRECTORS RECOMMEND: A VOTE FOR A PROPOSAL TO APPROVE A RECOMMENDATION BY THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS THAT THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK, PAR VALUE $0.01 PER SHARE, SUBJECT TO OPTION UNDER THE COMPANY'S 1998 EQUITY PARTICIPATION PLAN BE INCREASED BY 5,000,000.		------>>	2.
The Board Recommends
					” FOR	AGAINST	ABSTAIN
3 -	DIRECTORS RECOMMEND: A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.		------>>	3.

					YES	NO
4 -	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.						PLEASE INDICATE IF YOU PLAN TO ATTEND THE MEETING.

FOR ADDRESS CHANGES AND/OR COMMENTS, PLEASE CHECK THIS BOX AND WRITE THEM ON THE BACK WHERE INDICATED.

VOTE BY INTERNET - www. proxyvote.com
Use the Internet to transmit your voting instructions and or electronic delivery of information up until 11:59 P.M. Eastern Time on 5/12/08. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on 5/12/08. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Kimco Realty Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ADMISSION TICKET
For security purposes, please bring this ticket and a valid picture identification with you if you are attending the meeting.

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE:  ☒

					Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.				Signature	Date

									Signature (Joint Owners)	Date

KIMCO REALTY CORPORATION

PROXY

This Proxy is Solicited on Behalf of the Board of Directors of Kimco Realty Corporation

     The undersigned stockholder of Kimco Realty Corporation, a Maryland corporation, hereby appoints Milton Cooper, Michael J. Flynn and Bruce Rubenstein, or any of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent the undersigned with all powers possessed by the undersigned if personally at the meeting, and to vote all of the shares of Common Stock of Kimco Realty Corporation held of record by the undersigned at the close of business on March 17, 2008, at the Annual Meeting of Stockholders to be held on May 13, 2008, at 10 o'clock a.m. local time or any adjournment(s) or postponement(s) thereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of which are incorporated by reference into this Proxy.

The Board of Directors recommends a vote (1) FOR all of the nominees for director, (2) FOR the recommendation by the Board of Directors to approve a recommendation by the Executive Compensation Committee of the Board of Directors that the number of shares of the Company's Common Stock, par value $0.01 per share, subject to Option under the Company's 1998 Equity Participation Plan be increased by 5,000,000 and a vote, (3) FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2008.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the Proxies upon such other business as may properly come before the meeting. If properly executed, but no direction is made, this proxy will be voted FOR the election of all nominees for director, FOR the recommendation by the Board of Directors to approve a recommendation by the Executive Compensation Committee of the Board of Directors that the number of shares of the Company's Common Stock, par value $0.01 per share, subject to Option under the Company's 1998 Equity Participation Plan be increased by 5,000,000, and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2008 and in the discretion of the Proxies upon such other business as may properly come before the Meeting. By executing this proxy, the undersigned hereby revokes all prior proxies.

Address Changes/Comments:

 (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: TheNotice and Proxy Statement and Annual Report are available at www.proxyvote.com.